UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Flagstone Reinsurance Holdings, S.A.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Flagstone Reinsurance Holdings, S.A.
65, Avenue de la Gare, 9th Floor
L-1611 Luxembourg
Grand Duchy of Luxembourg
RCS Luxembourg number: B153214

March   , 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Flagstone Reinsurance Holdings, S.A. (the “Company” or “we”) which will be held on May 18, 2012, at 2 p.m. (Central European Time) at Hôtel Le Royal Luxembourg, 12 Boulevard Royal, Luxembourg L-2449, Grand Duchy of Luxembourg. Details regarding the admission to the Annual General Meeting and the business to be conducted at the Annual General Meeting can be found in the attached Notice of Annual General Meeting and the attached Proxy Statement.

We are pleased to be using the U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice instead of a paper copy of this Proxy Statement and our 2011 Annual Report on Form 10-K (together with related documents, the “2011 Annual Report”). The notice contains instructions on how to access those documents over the Internet and how to receive a paper copy of our proxy materials, including this Proxy Statement, our 2011 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. This distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

If you are a shareholder of record who receives a notice and proxy card by registered mail from Luxembourg and who does not wish to attend the Annual General Meeting, your shares can be voted if you submit your written proxy by mail or by physical delivery to the registered office of the Company prior to the Annual General Meeting.

Your vote is important. Regardless of whether you plan to attend the Annual General Meeting in person, we hope that you will submit your proxy or voting instructions as soon as possible by following the instructions in these proxy materials.

I look forward to greeting those of you who are able to attend.

Sincerely,

David A. Brown
Chief Executive Officer

The attached Proxy Statement is dated March   , 2012. The Proxy Statement (which includes, for Luxembourg law purposes, the Consolidated Management Report of the Board of Directors, the Authorized Statutory Auditor’s Reports and the Luxembourg Statutory Accounts), the accompanying proxy card, the Notice of Annual General Meeting and the Company’s 2011 Annual Report are first being made available to shareholders on or about March   , 2012 and will be available from May   , 2012 at the Company’s registered office.

Flagstone Reinsurance Holdings, S.A.
65, Avenue de la Gare, 9th Floor
L-1611 Luxembourg
Grand Duchy of Luxembourg
RCS Luxembourg number: B153214

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Flagstone Reinsurance Holdings, S.A. (the “Company” or “we”) will be held on May 18, 2012, at 2 p.m. Central European Time at Hôtel Le Royal Luxembourg, 12 Boulevard Royal, Luxembourg  L-2449, Grand Duchy of Luxembourg for the following purposes:

Ordinary Business

1.
To elect three Class A directors to hold office until the 2015 annual general meeting of shareholders or until they resign or are removed from office in accordance with the Articles of Incorporation (Statuts).

2.	To elect certain individuals as Designated Company Directors of certain of the Company’s non-U.S. subsidiaries.

3.
To approve the appointment of Deloitte & Touche Ltd. (Bermuda) to serve as the Company’s Independent Registered Public Accounting Firm (the “Independent Auditor”) for fiscal year 2012 and until our 2013 annual general meeting of shareholders and to refer the determination of the auditor’s remuneration to the Board of Directors.

4.
To approve, as required by Luxembourg law, the appointment of Deloitte Audit S.à r.l. (Luxembourg) to serve as the Company’s réviseur d’entreprises agréé (the “Authorized Statutory Auditor”) for the fiscal year 2012 and until our 2013 annual general meeting of shareholders.

5.
To approve, as required by Luxembourg law, the consolidated financial statements of the Company prepared in accordance with U.S. GAAP and the annual accounts of the Company prepared in accordance with Luxembourg GAAP, in each case as at and for the year ended December 31, 2011 (together, the “Luxembourg Statutory Accounts”).

6.
To approve, as required by Luxembourg law, the Consolidated Management Report of the Board of Directors on the business of the Company in relation to the year ended December 31, 2011 and the Authorized Statutory Auditor’s Reports on the Luxembourg Statutory Accounts as at and for the year ended December 31, 2011.

7.	To allocate, as required by Luxembourg law, the Company’s results and part of its distributable reserves.

8.	To grant a discharge to each of the current and past directors and officers of the Company in respect to the performance of their mandates during the year ended December 31, 2011.

9.	To approve, as required by Luxembourg law, all interim dividends declared since the Company’s last annual general meeting of shareholders.

Special Business

10.	To approve amendments to the Articles of Incorporation (Statuts) to reduce the minimum number of required directors on the Board of Directors.

The ordinary and special business of the Annual General Meeting set out above is described in more detail in this Proxy Statement and the proposals that form part of this Notice.

In addition, we will consider any other business as may properly come before the Annual General Meeting or any adjournment(s) thereof. The Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011, included in the 2011 Annual Report on Form 10-K (together with related documents, the “2011 Annual Report”), and the Luxembourg Statutory Accounts will be presented at the Annual General Meeting. The Consolidated Management Report of the Board of Directors, the Authorized Statutory Auditor’s Reports and the Luxembourg Statutory Accounts are included in this Proxy Statement and will also be available for inspection at the Company’s registered office at least 15 days prior to the Annual General Meeting and at the Annual General Meeting. At the Annual General Meeting, shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting or any adjournment(s) thereof.

Your vote is very important. Whether or not you plan to attend the Annual General Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you are a shareholder of record holding your shares directly in your name, you may submit your proxy by signing, dating and returning your proxy card in the enclosed postage-paid envelope or by personal delivery to the registered office of the Company. This proxy may be revoked if the shares are represented in person and voted at the Annual General Meeting by the record holder as of the date of the Annual General Meeting. If you are a beneficial owner holding your shares in “street name” (through a broker, bank, trustee or other nominee) as of the close of business on March 26, 2012, the record date fixed by our Board of Directors, you should submit your voting instructions in accordance with the instructions on the voting instruction form provided to you. For specific instructions on how to submit your proxy or voting instruction form, please refer to the section entitled Questions and Answers beginning on page 2 of this Proxy Statement.

The attached Proxy Statement is dated March  , 2012. The Proxy Statement (which includes, for Luxembourg law purposes, the Consolidated Management Report of the Board of Directors, the Authorized Statutory Auditor’s Reports and the Luxembourg Statutory Accounts), the accompanying proxy card, the Notice of Annual General Meeting and the Company’s 2011 Annual Report are first being made available to shareholders on or about March   , 2012 and will be available from May   , 2012 at the Company’s registered office.

By order of the Board of Directors,

William F. Fawcett
Corporate Secretary

Luxembourg, Grand Duchy of Luxembourg

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual General Meeting of Shareholders
to be held on May 18, 2012.

The Notice of Annual General Meeting, the Proxy Statement and the 2011 Annual Report are available at
www.proxyvote.com

Page
PROXY STATEMENT	1

QUESTIONS AND ANSWERS	2

THE ANNUAL GENERAL MEETING	7

PROPOSAL 1 – ELECTION OF DIRECTORS	11

PROPOSAL 2 – ELECTION OF SUBSIDIARY DIRECTORS	12

PROPOSAL 3 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14

PROPOSAL 4 – APPOINTMENT OF AUTHORIZED STATUTORY AUDITOR	16

PROPOSAL 5 – APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2011	17

PROPOSAL 6 – APPROVAL OF THE CONSOLIDATED MANAGEMENT REPORT OF THE BOARD OF DIRECTORS AND THE AUTHORIZED STATUTORY AUDITOR’S REPORTS FOR THE YEAR ENDED DECEMBER 31, 2011	18

PROPOSAL 7 – ALLOCATION OF RESULTS AND PART OF DISTRIBUTABLE RESERVE	19

PROPOSAL 8 – DISCHARGE OF LIABILITY OF EACH OF THE CURRENT AND PAST DIRECTORS AND OFFICERS FOR THE PERFORMANCE OF THEIR DUTIES DURING THE YEAR ENDED DECEMBER 31, 2011.	20

PROPOSAL 9 – APPROVAL OF INTERIM DIVIDENDS DECLARED SINCE THE LAST ANNUAL GENERAL MEETING OF SHAREHOLDERS	21

PROPOSAL 10 –AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO REDUCE THE MINIMUM NUMBER OF REQUIRED DIRECTORS	22

OUR DIRECTORS	23

EXECUTIVE OFFICERS	26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28

COMPENSATION DISCUSSION AND ANALYSIS	29

COMPENSATION COMMITTEE REPORT	36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS	47

CORPORATE GOVERNANCE	49

AUDIT COMMITTEE REPORT	54

SIGNIFICANT BOARD PRACTICES	55

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	56

SHAREHOLDER PROPOSALS	56

ADDITIONAL INFORMATION	56

HOUSEHOLDING	57

EXHIBIT B - CONSOLIDATED MANAGEMENT REPORT OF THE BOARD OF DIRECTORS	B-1

EXHIBIT D – AMENDMENT TO ARTICLES OF INCORPORATION	D-1

PROXY STATEMENT

General

This Proxy Statement has information about the 2012 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Flagstone Reinsurance Holdings, S.A. (the “Company”) and was prepared by our management at the direction of Company’s Board of Directors (the “Board of Directors” or “Board”). This Proxy Statement is being made available to you over the Internet or mailed through the U.S. or Luxembourg postal service on or around March   , 2012.

Annual General Meeting

Date:	May 18, 2012
Time:	2 p.m. (Central European Time)
Place:	Hôtel Le Royal Luxembourg 12 Boulevard Royal Luxembourg L-2449 Grand Duchy of Luxembourg

Persons Making the Solicitation

Proxies in the form enclosed are being solicited by the Board of Directors. The persons named in the accompanying proxy card have been designated as proxies by the Board of Directors. Such persons designated as proxies serve as officers of the Company.

Board Recommendation

The Company’s Board of Directors recommends that you vote your shares:

●	“FOR” each of the Company’s nominees to the Board (Proposal No. 1);

●	“FOR” the Designated Company Directors (Proposal No. 2);

●	“FOR” all the other proposals.

QUESTIONS AND ANSWERS

Voting

Why did I receive these materials?

The Board has made these materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with the solicitation of proxies for use at the Annual General Meeting, which will take place on May 18, 2012 at 2:00 p.m. Central European Time at Hôtel Le Royal Luxembourg, 12 Boulevard Royal, Luxembourg  L-2449, Grand Duchy of Luxembourg. As a shareholder of the Company, you are invited to attend the Annual General Meeting and vote on the items of business described in this Proxy Statement.

What information is contained in this Proxy Statement?

This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and that relate to the proposals to be voted on at the Annual General Meeting, the voting process, compensation matters, corporate governance, information about our Board of Directors and certain related information. It also contains information required to be given to you pursuant to Luxembourg law.

What is included in the proxy materials?

The proxy materials include:

●
Our Proxy Statement for the Annual General Meeting (which includes, for Luxembourg law purposes, the Consolidated Management Report of the Board of Directors, the Authorized Statutory Auditor’s Reports and the Luxembourg Statutory Accounts);

●	Our 2011 Annual Report on Form 10-K (together with related documents, the “2011 Annual Report”); and

●	A proxy card or a voting instruction card (together, the “Proxy Materials”).

Who is entitled to vote?

If you are a shareholder of record holding your shares directly in your name, you may submit your proxy by signing, dating and returning your proxy card in the enclosed postage-paid envelope or by personal delivery to the registered office of the Company. This proxy may be revoked if the shares are represented in person and voted at the Annual General Meeting by the record holder as of the date of the Annual General Meeting. If you are a beneficial owner holding your shares in “street name” (through a broker, bank, trustee or other nominee) as of the close of business on March 26, 2012, the record date fixed by our Board of Directors, you should submit your voting instructions in accordance with the instructions on the voting instruction form provided to you.

How many votes do I have?

Each holder of a share entitled to vote will be entitled to one vote per share on each matter presented at the Annual General Meeting. On March 26, 2012, there were    shares outstanding and entitled to vote at the Annual General Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a full set of proxy materials?

We are pleased to be using the SEC rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice of Internet availability of proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

Why didn’t I receive a notice of Internet availability of proxy materials in the mail?

We are providing some of our shareholders, including shareholders of record, shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice of Internet availability of proxy materials.

How can I access the proxy materials over the Internet?

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how to:

●	View our proxy materials for the Annual General Meeting on the Internet; and

●	Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on the “Financial & Investor Information” section our website at www.flagstonere.com.

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Shareholders receiving a notice of Internet availability of proxy materials by mail will find instructions about how to obtain a paper copy of the proxy materials on the notice. All shareholders who do not receive a notice of Internet availability of proxy materials by mail will receive a paper copy of the proxy materials by mail.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company adopted a procedure called “householding,” which the SEC has approved. Under this procedure, if you are a beneficial owner holding your shares in street name and you share an address with another shareholder, you may receive a single copy of the notice of Internet availability of proxy materials and, if applicable, the Proxy Materials, unless you have provided contrary instructions. This procedure reduces the Company’s printing costs, mailing costs and fees. If you wish to receive a separate copy of the notice of Internet availability of proxy materials and, if applicable, these Proxy Materials now, please request the additional copy by contacting Broadridge, either by phone at 1-800-579-1639, by e-mail at sendmaterial@proxyvote.com or on the Internet at www.proxyvote.com. A separate set of Proxy Materials will be sent promptly following receipt of your request. All shareholders also may write to us at the address below to request a separate copy of these materials:

Flagstone Reinsurance Holdings, S.A.
Attn: Company Secretary
65, Avenue de la Gare, 9th Floor
L-1611 Luxembourg
Grand Duchy of Luxembourg

What should I do if I receive more than one notice of Internet availability of proxy materials or more than one paper copy of the proxy materials?

You may receive more than one notice or more than one paper copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one notice or more than one proxy card. To submit your proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive.

How may I obtain a copy of the Company’s 2011 Annual Report and other financial information?

Shareholders may request a free copy of our 2011 Annual Report, which includes our 2011 Form 10-K, from:

Flagstone Reinsurance Holdings, S.A.
Attn: Company Secretary
65, Avenue de la Gare, 9th Floor
L-1611 Luxembourg
Grand Duchy of Luxembourg

Alternatively, shareholders can access the 2011 Annual Report on Flagstone’s website at www.flagstonere.com. We also will furnish any exhibit to the 2011 Form 10-K if specifically requested.

What proposals are being presented at the Annual General Meeting?

We intend to present several proposals for shareholder consideration and approval at the Annual General Meeting in connection with corporate matters. These proposals are:

Ordinary Business

●
To elect three Class A directors to hold office until the 2015 annual general meeting of shareholders or until they resign or are removed from office in accordance with the Articles of Incorporation (Statuts).

●	To elect certain individuals as Designated Company Directors of certain of the Company’s non-U.S. subsidiaries.

●
To approve the appointment of Deloitte & Touche Ltd. (Bermuda) to serve as the Company’s Independent Registered Public Accounting Firm (the “Independent Auditor”) for fiscal year 2012 and until our 2013 annual general meeting of shareholders and to refer the determination of the auditor’s remuneration to the Board of Directors.

●
To approve, as required by Luxembourg law, the appointment of Deloitte S.A. (Luxembourg) to serve as the Company’s réviseur d’entreprises agréé (the “Authorized Statutory Auditor”) for the fiscal year 2012 and until our 2013 annual general meeting of shareholders.

●
To approve, as required by Luxembourg law, the consolidated financial statements of the Company prepared in accordance with U.S. GAAP and the annual accounts of the Company prepared in accordance with Luxembourg GAAP, in each case as at and for the year ended December 31, 2011 (together, the “Luxembourg Statutory Accounts”).

●
To approve, as required by Luxembourg law, the Consolidated Management Report of the Board of Directors on the business of the Company in relation to the year ended December 31, 2011 and the Authorized Statutory Auditor’s Reports on the Luxembourg Statutory Accounts as at and for the year ended December 31, 2011.

●	To allocate, as required by Luxembourg law, the Company’s results and part of its distributable reserves.

●	To grant a discharge to each of the current and past directors and officers of the Company in respect to the performance of their mandates during the year ended December 31, 2011.

●	To approve, as required by Luxembourg law, all interim dividends declared since the Company’s last annual general meeting of shareholders.

Special Business

●	To approve amendments to the Articles of Incorporation (Statuts) to reduce the minimum number of required directors on the Board of Directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most Flagstone shareholders hold their shares as a beneficial owner through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

●
Shareholder of Record—If your shares are held directly in your name with Flagstone’s transfer agent, you are considered, with respect to those shares, a “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote in person at the Annual General Meeting if you hold your shares as of that date.

●
Beneficial Owner—If your shares are held through a broker, bank, trustee or other nominee, you are considered the “beneficial owner” of those shares held in “street name”. As the beneficial owner of those shares on the record date fixed by the Board, you have the right to direct your broker, bank, trustee or other nominee how to vote and you also are invited to attend the Annual General Meeting. However, because your shares are not held directly in your name, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Annual General Meeting.

How do I attend the Annual General Meeting?

All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring valid proof of identification as a shareholder as of the date of the Annual General Meeting. Those who have beneficial ownership of shares held in street name must bring account statements or letters from their brokers, banks, trustees or other nominees showing that they own shares of the Company as of the record date.

How can I vote my shares in person at the Annual General Meeting?

Shares held in your name as the shareholder of record as of the date of the Annual General Meeting may be voted in person at the Annual General Meeting. Shares that you hold in street name as of the record date may be voted in person at the Annual General Meeting only if you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual General Meeting, we recommend that you also submit your proxy or voting instruction card as described below so that your vote will be counted.

How can I make sure my shares are voted without attending the Annual General Meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual General Meeting. If you hold your shares directly in your name, you may submit your proxy by signing, dating and returning your proxy card in the enclosed postage-paid envelope or by personal delivery to the registered office of the Company. If you hold your shares in street name through a broker, bank, trustee or other nominee, you must follow the instructions on the voting instruction form provided to you.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy card but do not indicate instructions for voting, your shares will be voted in accordance with the Board’s recommendations, that is “FOR” each of the Company’s nominees to the Board (Proposal No. 1), “FOR” the Designated Company Directors (Proposal No. 2), and “FOR” all the other proposals. With respect to any other matter which may properly come before the Annual General Meeting, your shares will be voted at the discretion of the proxy holders.

May I change or revoke my vote after I return my proxy or voting instruction card?

If you hold your shares directly in your name, you may change your vote in one of three ways at any time before it is exercised:

●	notify our Secretary in writing that you are revoking your proxy;

●	submit another proxy card with a later date; or

●	vote in person at the Annual General Meeting.

Your presence without voting at the Annual General Meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If your shares are held in street name through a broker, bank, trustee or other nominee, you must follow the instructions on the voting instruction form provided to you in revoking your previously granted proxy.

What constitutes a quorum?

Generally, the presence, in person or by proxy, of two or more of shareholders entitled to vote at the Annual General Meeting constitutes a quorum for the conduct of ordinary business. However, Proposal No. 10 constitutes special business and requires the passing of a special resolution; therefore, the presence, in person or by proxy, of two or more shareholders representing together more than one half of the total outstanding capital of the Company constitutes a quorum for this proposal.  Abstentions are counted for the purpose of determining the presence of a quorum.

What vote is required in order to approve each proposal?

The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual General Meeting and entitled to vote on the proposal is generally required to approve each of the proposals to be acted on at the Annual General Meeting as ordinary business.  However, the affirmative vote of more than two-thirds of the shares present, in person or by proxy, at the Annual General Meeting and entitled to vote on the proposal is required for the approval of Proposal No. 10.

How will voting on any other business be conducted?

Other than matters incidental to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

Where can I find the voting results of the Annual General Meeting?

We intend to announce preliminary voting results at the Annual General Meeting and publish final results in a Current Report on Form 8-K to be filed to the SEC within four business days of the Annual General Meeting.

THE ANNUAL GENERAL MEETING

Date, Time and Place

The Annual General Meeting will be held on May 18, 2012 at 2 p.m. (Central European Time) at Hôtel Le Royal Luxembourg, 12 Boulevard Royal, Luxembourg  L-2449, Grand Duchy of Luxembourg.

We are first making these Proxy Materials available to shareholders by mail and over the Internet beginning on or about March   , 2012.

Company’s Mailing Address

Flagstone Reinsurance Holdings, S.A.
65, Avenue de la Gare, 9th Floor
L-1611 Luxembourg
Grand Duchy of Luxembourg
+352 273 515 02

Purpose of the Meeting

At the meeting, the Board of Directors will ask our shareholders to vote:

Ordinary Business

●
Proposal 1: To elect three Class A directors to hold office until the 2015 annual general meeting of shareholders or until they resign or are removed from office in accordance with the Articles of Incorporation (Statuts).

●	Proposal 2: To elect certain individuals as Designated Company Directors of certain of the Company’s non-U.S. subsidiaries.

●
Proposal 3: To approve the appointment of Deloitte & Touche Ltd. (Bermuda) to serve as the Company’s Independent Registered Public Accounting Firm (the “Independent Auditor”) for fiscal year 2012 and until our 2013 annual general meeting of shareholders and to refer the determination of the auditor’s remuneration to the Board of Directors.

●
Proposal 4: To approve, as required by Luxembourg law, the appointment of Deloitte Audit S.à r.l (Luxembourg) to serve as the Company’s réviseur d’entreprises agréé (the “Authorized Statutory Auditor”) for the fiscal year 2012 and until our 2013 annual general meeting of shareholders.

●
Proposal 5: To approve, as required by Luxembourg law, the consolidated financial statements of the Company prepared in accordance with U.S. GAAP and the annual accounts of the Company prepared in accordance with Luxembourg GAAP, in each case as at and for the year ended December 31, 2011 (together, the “Luxembourg Statutory Accounts”).

●
Proposal 6: To approve, as required by Luxembourg law, the Consolidated Management Report of the Board of Directors on the business of the Company in relation to the year ended December 31, 2011 and the Authorized Statutory Auditor’s Reports on the Luxembourg Statutory Accounts as at and for the year ended December 31, 2011.

●	Proposal 7: To allocate, as required by Luxembourg law, the Company’s results and part of its distributable reserves.

●	Proposal 8: To grant a discharge to each of the current and past directors and officers of the Company in respect to the performance of their mandates during the year ended December 31, 2011.

●	Proposal 9: To approve, as required by Luxembourg law, all interim dividends declared since the Company’s last annual general meeting of shareholders.

Special Business

●	Proposal 10: To approve amendments to the Articles of Incorporation (Statuts) to reduce the minimum number of required directors on the Board of Directors.

The matters described in this Proxy Statement are the only matters that we know will be voted on at the Annual General Meeting. If other matters are properly presented at the Annual General Meeting, the proxy holders will vote your shares as they see fit.

Board Recommendation

The Board of Directors recommends that you vote your shares “FOR” each of the Company’s nominees to the Board (Proposal No. 1), “FOR” the Designated Company Directors (Proposal No. 2), and “FOR” all the other proposals.

Revocability of Proxy

If your shares are held directly in your name, you may change your vote in one of three ways at any time before it is exercised:

●	notify our Secretary in writing that you are revoking your proxy;

●	submit another proxy card with a later date; or

●	vote in person at the Annual General Meeting.

Your presence without voting at the Annual General Meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If your shares are held in street name through a broker, bank, trustee or other nominee, you must follow the instructions on the voting instruction form provided to you in revoking your previously granted proxy.

Dissenter’s Right of Appraisal

The Board of Directors has not proposed for consideration at the Annual General Meeting any matter for which the laws of Luxembourg entitle shareholders to appraisal rights.

Persons Making the Solicitation

Proxies in the form enclosed are being solicited by the Board of Directors. The persons named in the accompanying proxy card have been designated as proxies by the Board. Such persons designated as proxies serve as officers of the Company.

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these Proxy Materials and soliciting votes. We have engaged Okapi Partners LLC as the proxy solicitor for the Annual General Meeting for an aggregate fee of approximately $20,000. In addition to the use of the mails and the Internet, certain of our directors, officers or employees may solicit proxies by telephone or personal contact. Upon request, we will reimburse brokers, banks, trustees or other nominees, for reasonable expenses incurred by them in forwarding Proxy Materials to beneficial owners of shares.

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from the ownership of our common shares or any nominee’s election to office, the Company is not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Annual General Meeting.

Voting Securities

Number of Shares Outstanding

On March 26, 2012,     shares were outstanding and entitled to be voted at the meeting.

Voting Rights

Shareholders have one vote for each share held by them.

Principal Holders of Common Shares

Our directors and executive officers have indicated that they intend to vote their shares in favor of (i) each of the Company’s nominees to the Board (Proposal No. 1), (ii) the Designated Company Directors (Proposal No. 2) and, (iii) all the other proposals.

Voting Procedures

Quorum

Generally, the presence, in person or by proxy, of two or more of shareholders entitled to vote at the Annual General Meeting constitutes a quorum for the conduct of ordinary business. However, Proposal No. 10 constitutes special business and requires the passing of a special resolution; therefore, the presence, in person or by proxy, of two or more shareholders representing together more than one half of the total outstanding capital of the Company constitutes a quorum for this proposal.  Abstentions are counted for the purpose of determining the presence of a quorum. Shareholders are entitled to vote on each matter to be voted upon by the shareholders at the Annual General Meeting, in accordance with the voting rights afforded under Article 42 of the Company’s Articles of Incorporation (the “Articles”).

Voting in Person

If you hold your shares directly in your name, you may vote in person at the Annual General Meeting. If your shares are held in street name through a broker, bank, trustee or other nominee, you may vote in person at the Annual General Meeting only if you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares. Even if you plan to attend the Annual General Meeting, we recommend that you also submit your proxy or voting instruction card as described below so that your vote will be counted.

Submitting your Proxy; Record Date

Whether you hold shares directly in your name or in street name through a broker, bank, trustee or other nominee, you may direct how your shares are voted without attending the Annual General Meeting. If hold your shares directly in your name, you may submit your proxy by signing, dating and returning your proxy card in the enclosed postage-paid envelope or by personal delivery to the registered office of the Company. This proxy may be revoked if the shares are represented in person and voted at the Annual General Meeting by the record holder as of the date of the Annual General Meeting. If your shares are held in street name through a broker, bank, trustee or other nominee as the record date fixed by our Board of Directors, you should submit your voting instructions in accordance with the instructions on the voting instruction form provided to you.

You may abstain on any of the proposals by marking “ABSTAIN” with respect to any proposal.

The matters described in this Proxy Statement are the only matters that we know will be voted on at the Annual General Meeting. If other matters are properly presented at the Annual General Meeting, the proxy holders will vote your shares as they see fit.

If you do not appoint a proxy and you do not vote at the Annual General Meeting, you will still be bound by the outcome. You therefore are strongly urged to attend and submit your proxy or voting instruction card as soon as possible.

Abstentions and Broker Non-Votes

Pursuant to Luxembourg law, the shares with respect to which a shareholder abstains and broker “non-votes” are included in determining whether a quorum is present at the Annual General Meeting. However, abstentions and broker “non-votes” are not included in the determination of the common shares voting of the relevant matter. A broker “non-vote” occurs when nominees, such as brokers, banks, trustees or other nominees, holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual General Meeting.

Vote Required for Approval

The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual General Meeting and entitled to vote on the proposal is generally required to approve each of the proposals to be acted on at the Annual General Meeting as ordinary business.  However, the affirmative vote of more than two-thirds of the shares present, in person or by proxy, at the Annual General Meeting and entitled to vote on the proposal is required for the approval of Proposal No. 10.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Articles currently provide for a classified Board of Directors of no fewer than ten and no more than twelve directors, divided into three classes of as nearly equal size as possible. The Board of Directors currently consists of eleven directors.  Each director is elected for a three-year term. At the Annual General Meeting, our shareholders will elect the Class A directors, who will be elected for a term ending at the 2015 annual general meeting. Our incumbent Class B and Class C directors are elected for a term ending at the 2014 and 2013 annual general meetings, respectively.

At its meeting on March 8, 2012, the Board of Directors nominated Messrs. Gross, James and Latham for re-election as Class A directors at the Annual General Meeting. Each of these directors has indicated that he will offer himself for re-election to the Board of Directors.

If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director, the persons named in the accompanying proxy card will vote for such other nominee, if any, in their discretion as may be recommended to the Board of Directors.

NOMINEES

Mr. Stewart Gross
Mr. E. Daniel James
Mr. Anthony P. Latham

The respective ages, business experience, directorships and committee memberships for the nominees are set out in “Our Directors” below. All of the nominees currently serve as directors of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE DIRECTORS NAMED ABOVE.

PROPOSAL 2 – ELECTION OF SUBSIDIARY DIRECTORS

Under the Company’s Articles, the boards of directors of each non-U.S. subsidiary of the Company that is regulated as an insurance company in its home jurisdiction must consist of persons who have been elected by our shareholders as Designated Company Directors.

The persons named below currently serve as directors and have been nominated to serve as Designated Company Directors of each such subsidiary indicated below.  If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director, the persons named in the accompanying proxy card will vote for such other nominee, if any, in their discretion as may be recommended to the Board of Directors.

Flagstone Réassurance Suisse SA Patrick Boisvert(4) David Brown(1) David Flitman(5) Guy Swayne(6) Frédéric Traimond(7)	Mont Fort Re Ltd. David Brown(1) William Fawcett(2) Brenton Slade(3)
Flagstone Réassurance Suisse SA (Bermuda Branch) Patrick Boisvert(4) David Brown(1) David Flitman(5) Guy Swayne(6) Frédéric Traimond(7)
Flagstone Syndicate Management Limited

Andrew Bak
Karl Grieves
Cynthia Hallman
Richard Housley
Tony Hulse
Anthony P. Latham(8)
Iain Macdowall
Ian Mallery
Nicholas Pawson
Guy Swayne(6)
Frédéric Traimond(7)

Flagstone Reinsurance Africa Limited Steve Handler William Fawcett(2) Phillip Pettersen Stephen Smith Guy Swayne(6) Frédéric Traimond(7)
Island Heritage Insurance Company NV J. Bryan O’Neal	Island Heritage Insurance Company Limited J. Bryan O’Neal

(1)	See biography of Mr. Brown under “Our Directors” below.
(2)	See biography of Mr. Fawcett under “Executive Officers” below.
(3)	See biography of Mr. Slade under “Executive Officers” below.
(4)	See biography of Mr. Boisvert under “Executive Officers” below.
(5)	See biography of Mr. Flitman under “Executive Officers” below.
(6)	See biography of Mr. Swayne under “Executive Officers” below.
(7)	See biography of Mr. Traimond under “Executive Officers” below.
(8)	See biography of Mr. Latham under “Our Directors” below.

Andrew Bak was appointed Finance Director of Flagstone Syndicate Management Limited in January 2012. Mr. Bak is an Associate of the Institute of Chartered Accountants in England and Wales.

Karl Grieves joined Flagstone in January 2008 and is currently Managing Director and Deputy Chairman of Flagstone Syndicate Management Limited since March 1, 2010. Mr. Grieves holds a BA Honours degree in Economics from the University of Leeds, UK and MSc in Business Administration from the University of Bath, UK. By profession, he is a Fellow of the Institute of Chartered Accountants in England & Wales having qualified with KPMG in London.

Cynthia Hallman, our Global Claims and Reinsurance Manager, has over 30 years of insurance industry experience. Prior to joining Flagstone in 2008, Ms. Hallman was Director of Claims – Eastern Canada with Royal & Sun Alliance Insurance Company of Canada.

Steve Handler is a Qualified Actuary. Mr. Handler has over 40 years experience in the insurance and reinsurance industry.

Richard Housley has 25 years experience of London and international markets having started his career in 1986 in London as a placing broker and moving to underwriting in 1996 for Brockbank Syndicate Management. Mr. Housley joined Axis Specialty shortly after its formation at the beginning of 2002. He held various positions including President of its Global Insurance segment and later as CEO of the Specialty Lines Division of Axis Insurance.

Tony Hulse is an insurance specialist with more than 35 years of experience auditing and advising insurance and other businesses. In 2011, Mr. Hulse retired from KPMG in London, England. He is a Fellow of the Institute of Chartered Accountants in England and Wales.

Iain Macdowall was appointed Compliance Director of Flagstone Syndicate Management Limited in 2003.  Mr. Macdowall is an Associate of the Chartered Insurance Institute.

Ian Mallery has 35 years experience working in the Lloyd’s Market. He moved to Flagstone Syndicate Management Limited in 1997 to head up claims and reinsurance recoveries and was appointed to the board in 2001. He is now Chief Operating Officer and Operations Director of Flagstone Syndicate Management Limited.

J. Bryan O’Neal has served as a director of Island Heritage Insurance Company since 2009. Prior to joining Flagstone, he served in the US Navy for five years as a submarine officer. He holds an MBA from the Tuck School of Business at Dartmouth, and a BA in Physics and Economics from Vanderbilt University.

Nicholas Pawson has been a Non-Executive Director of Flagstone Syndicate Management Limited (formerly Marlborough Underwriting Agency Limited) since January 1998.

Phillip Pettersen is a qualified Fellow of both the Chartered Insurance Institute and the Insurance Institute of South Africa. He also serves as Chairman of the audit committee for Telesure Group in South Africa. Phillip has 35 years experience in the insurance and reinsurance industry, both locally and internationally.

Stephen Smith is an associate of Chartered Insurance Institute and Insurance Institute of South Africa. Steve has over 30 years experience in reinsurance industry, 10 years in UK and past 22 in South Africa.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DESIGNATED COMPANY DIRECTORS NAMED ABOVE.

PROPOSAL 3 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee of the Board (the “Audit Committee”), the Board of Directors proposes that the shareholders approve the appointment of Deloitte & Touche Ltd. (Bermuda) to serve as our Independent Registered Public Accounting Firm (the “Independent Auditor”) for the 2012 fiscal year until the 2013 annual general meeting of shareholders. Deloitte & Touche Ltd. (Bermuda) has served as our Independent Auditor since October 2005. A representative from Deloitte & Touche Ltd. (Bermuda) will attend the Annual General Meeting and will be available to respond to any questions and make a statement if he or she so desires. Shareholders at the Annual General Meeting will also be asked to vote to refer the determination of the auditor’s remuneration to the Board of Directors.

The following sets forth the fees billed to us by Deloitte & Touche Ltd. (Bermuda) and its affiliates during the 2011 fiscal year:

Audit Fees

Aggregate audit fees billed to us by Deloitte & Touche Ltd. (Bermuda) for the fiscal years ended December 31, 2011 and 2010 were $3,387,791 and $2,940,819, respectively. The aggregate audit fees in respect to the fiscal year ended December 31, 2011 include audit fees payable by the Company to Deloitte Audit S.à r.l (Luxembourg). Audit fees were for (a) the audit of our annual financial statements, (b) review of our quarterly financial statements, and (c) statutory audits.

Audit-Related Fees

Audit-related fees billed to us by Deloitte & Touche Ltd. (Bermuda) for the fiscal years ended December 31, 2011 and 2010 were $7,860 and $60,649, respectively, for assurance and related services that are related to the audit and review of the financial statements (including technical consultations and services provided in relation to securities offerings) which are not reported as audit fees above.

Tax Fees

Fees billed to us by Deloitte & Touche Ltd. (Bermuda) for all tax-related services for the fiscal years ended December 31, 2011 and 2010 were $27,651 and $40,594, respectively. These fees were for professional services rendered for tax compliance.

All Other Fees

The aggregate fees billed by Deloitte & Touche Ltd. (Bermuda) for products and services rendered to the Company, other than the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”, for the fiscal years ended December 31, 2011 and 2010 were nil and $1,500, respectively, which relate to other services. The Audit Committee has considered whether any information technology and non-audit consulting services provided by Deloitte & Touche Ltd. (Bermuda) could impair the independence of Deloitte & Touche Ltd. (Bermuda). No such services were provided by Deloitte & Touche Ltd. (Bermuda) during 2011 or 2010 and thus the Audit Committee concluded that such services did not impair the auditor’s independence.

Pre-Approval Policies

The Audit Committee must pre-approve all audit services and permitted non-audit services performed for the Company by our auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. All engagements of Deloitte & Touche Ltd. (Bermuda) to provide audit, audit-related and tax services to the Company during 2011 and 2010 were pre-approved by the Audit Committee.

The Audit Committee is responsible for managing our relationship with our Independent Registered Public Accounting Firm. The Audit Committee has the sole authority to hire and employ our auditor. The Audit Committee regularly reviews the auditor’s work plan, bills and work product. Accordingly, it is our policy that all proposed engagements by our current audit firm must be approved in advance by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REAPPOINTMENT OF DELOITTE & TOUCHE LTD. (BERMUDA) AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR UNTIL THE 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND THE REFERRAL OF THE DETERMINATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REMUNERATION TO THE BOARD OF DIRECTORS.

PROPOSAL 4 – APPOINTMENT OF AUTHORIZED STATUTORY AUDITOR

Under Luxembourg law, the appointment of a firm to audit the Luxembourg Statutory Accounts must be submitted for approval by our shareholders. Our Board of Directors has recommended that Deloitte Audit S.à r.l (Luxembourg) be elected as the Company’s réviseur d’entreprises agréé (“Authorized Statutory Auditor”).

Deloitte Audit S.à r.l (Luxembourg) has served as our Authorized Statutory Auditor since May 2010. A representative from Deloitte Audit S.à r.l (Luxembourg) will attend the Annual General Meeting and will be available to respond to any questions and make a statement if he or she so desires.

The fees payable by the Company to the Authorized Statutory Auditor in respect to the fiscal year ended December 31, 2011 are included in the aggregate audit fees set forth in Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REAPPOINTMENT OF DELOITTE AUDIT S.À R.L (LUXEMBOURG) AS OUR AUTHORIZED STATUTORY AUDITOR FOR THE 2012 FISCAL YEAR UNTIL THE 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS.

PROPOSAL 5 – APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEAR ENDED
DECEMBER 31, 2011

Luxembourg law requires that our Luxembourg Statutory Accounts be submitted for approval by our shareholders at the Annual General Meeting. The Luxembourg Statutory Accounts include the consolidated financial statements of the Company prepared in accordance with U.S. GAAP and the annual accounts of the Company prepared in accordance with Luxembourg GAAP. The Luxembourg Statutory Accounts as at and for the year ended December 31, 2011 are attached as Exhibit A and will be available from May   , 2012 at the Company’s registered office.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS AS AT AND FOR THE YEAR ENDED DECEMBER 31, 2011.

PROPOSAL 6 – APPROVAL OF THE CONSOLIDATED MANAGEMENT REPORT OF THE BOARD OF
DIRECTORS AND THE AUTHORIZED STATUTORY AUDITOR’S REPORTS FOR THE YEAR ENDED
DECEMBER 31, 2011

Luxembourg law requires that the Board of Directors prepares a Consolidated Management Report on an annual basis (the “Consolidated Management Report”) that, among other things, presents an overview of the business of the Company during the period covered by the Luxembourg Statutory Accounts, provides an explanation of the results, and makes a proposal to the shareholders of the Company as to the allocation of such results for such fiscal year. Luxembourg law also requires that the Authorized Statutory Auditor prepares two reports (the “Authorized Statutory Auditor’s Reports”) in connection with the Luxembourg Statutory Accounts.

The Consolidated Management Report and Authorized Statutory Auditor’s Reports must be submitted for approval by the shareholders of the Company at the Annual General Meeting. The Director’s Report and the Authorized Statutory Auditor’s Reports for the year ended December 31, 2011 are attached as Exhibit B and Exhibit C, respectively, and will be available from May   , 2012 at the Company’s registered office.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CONSOLIDATED MANAGEMENT REPORT AND THE AUTHORIZED STATUTORY AUDITOR’S REPORTS FOR THE YEAR ENDED DECEMBER 31, 2011.

PROPOSAL 7 – ALLOCATION OF RESULTS AND PART OF DISTRIBUTABLE RESERVE

Under Luxembourg law, when a company acquires its own shares and holds them in treasury and those shares are reflected as an asset on the company’s or one of its subsidiaries balance sheet, a non-distributable reserve of a corresponding amount must be created.

Luxembourg law also requires a company to allocate at least five percent (5%) of its net profits, if any, to a legal reserve; provided, however that this allocation shall cease to be required under Luxembourg law when the reserve attains ten percent (10%) of the share capital of the Company but shall again be required if the reserve amount falls below this threshold. As the Company made a net loss for the year ended December 31, 2011, there is no requirement to make such allocation.

The shareholders of the Company will accordingly be asked to approve the allocation of the Company’s results and distributable reserves as follows:

●
an allocation to the Company’s share premium account from a non-distributable reserve of an amount equal to US$41,925,000, which is the amount required to reflect the change in value of the shares of the Company that are held in treasury by the Company and its subsidiaries as of December 31, 2011;

●	an allocation of the loss as reflected in the annual accounts of the Company to results brought forward.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ALLOCATION OF RESULTS AND PART OF DISTRIBUTABLE RESERVE AS DESCRIBED ABOVE.

PROPOSAL 8 – DISCHARGE OF LIABILITY OF EACH OF THE CURRENT AND PAST DIRECTORS AND OFFICERS FOR THE PERFORMANCE OF THEIR DUTIES DURING THE YEAR ENDED DECEMBER 31, 2011.

Pursuant to Luxembourg law, shareholders may approve the individual discharge of all of the current and past directors and officers of the Company in respect to liability arising from the performance of their respective mandates during the relevant financial year. If the shareholders grant the discharge of liability of directors and officers for the relevant financial year, the Company will not be able to initiate a liability claim against such directors in connection with the performance of their duties for the relevant financial year. However, such discharge will not be valid if the Luxembourg Statutory Accounts contain an omission or false information concerning the true position of the Company and, with respect to any acts carried out which fall outside the scope of the Articles of Incorporation of the Company, if they have not been specifically announced in the convening notice. Furthermore, such discharge will not be valid with respect to any acts taken by a director or officer which fall outside the scope of the Company’s Articles or which are in breach of the Law of August 10, 1915 on commercial companies, as amended. The directors that did not have an active role in such breach of the Company’s Articles or the Law of August 10, 1915 will only be discharged in the case of a violation to which they were not party, provided that they did not commit misconduct attributable to them and they have duly disclosed to the shareholders such violation in the course of the first general meeting of shareholders after having had knowledge of the violation. For financial year 2011, the Company believes none of the directors or officers have taken any actions outside the scope of the Company’s Articles. The discharge is also not enforceable against anyone other than the Company.  During the fiscal year ended December 31, 2011, the following persons served as directors:

E. Daniel James
David A. Brown
Gary Black
Stephen Coley
Thomas Dickson
Stewart Gross
Anthony P. Latham
Dr. Anthony Knap
Jan Spiering
Wray T. Thorn
Peter F. Watson

During the fiscal year ended December 31, 2011, the following persons served as officers:

David A. Brown
Patrick Boisvert
William Fawcett
David Flitman
Venkateswara Rao Mandava
Gary Prestia
Brenton Slade
Guy Swayne
Frédéric Traimond

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DISCHARGE OF LIABILITY OF EACH OF THE CURRENT AND PAST DIRECTORS AND OFFICERS OF THE COMPANY FOR THE PERFORMANCE OF THEIR DUTIES DURING THE YEAR ENDED DECEMBER 31, 2011.

PROPOSAL 9 – APPROVAL OF INTERIM DIVIDENDS DECLARED SINCE THE LAST ANNUAL GENERAL MEETING OF SHAREHOLDERS

Pursuant to Luxembourg law, the declaration of interim dividends by the Board of Directors must be subject to a subsequent approval of shareholders at the following general meeting of shareholders. The Company has declared interim dividends on the following four occasions since the Company’s last general meeting of shareholders held on May 12, 2011:

●	On May 16, 2011, the Company declared an interim dividend of $0.04 per share;

●	On August 15, 2011, the Company declared an interim dividend of $0.04 per share;

●	On November 25, 2011, the Company declared an interim dividend of $0.04 per share; and

●	On March 8, 2012, the Company declared an interim dividend of $0.04 per share.

In accordance with Luxembourg law, the shareholders of Company are being asked to approve each of the declared interim dividends described above. If our shareholders do not approve the interim dividends described above, such interim dividends shall be deemed to have been paid on account of the next dividend to be approved by the Company, which would therefore result in a reduction of the amount of the next dividend to be paid by the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF INTERIM DIVIDENDS DECLARED SINCE THE LAST ANNUAL MEETING OF SHAREHOLDERS AS DESCRIBED ABOVE.

PROPOSAL 10 – AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION
TO REDUCE THE NUMBER OF REQUIRED DIRECTORS

We are asking shareholders to approve the following amendments, which will be reflected in an amendment of our Articles (Statuts) to read substantially in the form attached as Exhibit D, which is marked to show changes from our current Articles. The Board of Directors approved these amendments and declared them to be advisable and in the best interests of our shareholders. Pursuant to Luxembourg law and our Articles, the following amendment to the Articles requires the approval of shareholders by way of Special Resolution; therefore, the affirmative vote of more than two-thirds of the shares present or represented at this Annual General Meeting is required.

Proposed Amendment to Reduce the Number of Required Directors

Under our current Articles, the Company is managed by a Board of Directors which shall be composed of no less than ten (10) and no more than twelve (12) Directors (the “Board”).  The Board currently consists of eleven (11) Directors.  Given the Company’s recently announced strategic business realignment and more streamlined operating platform, the Board believes that it is advisable to provide more flexibility with respect to the number of Directors in order to promote efficient management and governance and the ability to respond to changes and developments in the Company’s business.  As a result, the Board has approved an amendment to the Articles (Statuts) which, if approved by a Special Resolution, would set the number of Directors at no less than five (5) (in lieu of the current minimum of ten (10)) and no more than twelve (12) (leaving the current maximum unchanged).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION DESCRIBED ABOVE.

OUR DIRECTORS

The table below sets forth the names, ages and positions of the current directors of the Company:

Name	Age	Position
E. Daniel James	47	Chairman of the Board
David A. Brown	54	Chief Executive Officer and Director
Gary Black	66	Director
Stephen Coley	67	Director
Thomas Dickson	49	Director
Stewart Gross	52	Director
Anthony P. Latham	61	Director
Dr. Anthony Knap	62	Director
Jan Spiering	60	Director
Wray T. Thorn	40	Director
Peter F. Watson	69	Director

The Board of Directors currently consists of eleven directors and is divided into three classes (A, B and C). At each annual general meeting, certain directors shall be elected or appointed for a full three-year term to succeed those whose terms expire at such meeting. Each director shall hold office for the term for which he is elected or until he resigns or is removed from office in accordance with the Articles of Incorporation (Statuts).

Class A Directors with terms expiring at the 2012 Annual General Meeting

Stewart Gross has been a director since January 2006. Mr. Gross is a Managing Director and member of the Investment Committee of Lightyear Capital, a private equity firm investing in companies in the financial services industry. Prior to joining Lightyear in April 2005, Mr. Gross spent 17 years at Warburg Pincus where he was a Managing Director and member of the Executive Management Group. Mr. Gross has been a primary investor in many highly successful companies, including RenaissanceRe Holdings Ltd. Mr. Gross is currently a director of Higher One Holdings and several private companies. Mr. Gross received an A.B., magna cum laude, from Harvard College and an M.B.A. from Columbia Business School where he was elected to Beta Gamma Sigma. Mr. Gross’ extensive experience, credentials and qualifications in corporate finance and the financial services industry led the Company to believe that he should be proposed for re-election.

E. Daniel James has been a director since December 2005 and Chairman of the Board of Directors since May 2010. Mr. James is a founding partner and head of North America of Trilantic Capital Partners. He joined Trilantic Capital Partners in 1995. Prior to joining Trilantic Capital Partners, he was a member of the Lehman Brothers M&A Group, based in London and New York. In 1988, Mr. James joined Lehman Brothers’ Financial Institutions Group. He is currently a director of Blount International, Inc. and Phoenix Brands LLC. He holds a B.A. in chemistry, with honors, from the College of the Holy Cross. Mr. James’ extensive experience, credentials and qualifications in the financial services industry led the Company to believe that he should be proposed for re-election.

Anthony P. Latham has been a director since November 2008. Mr. Latham currently serves as Chairman of the board of directors of Pool Reinsurance Limited, the U.K. government-backed terrorism damage reinsurer. He also serves as the Chairman of the board of directors of Pool Reinsurance (Nuclear) Limited. He is Deputy Chairman of the board of directors of Codan A/S and Codan Forsikring A/S in Denmark where he chairs the audit committee. He is also a Director of  Ecclesiastical Insurance Group plc and Ecclesiastical Insurance Office plc, where he is the Chairman of the Group Risk Committee and a member of the Audit and Compensation Committees, as well as the Chairman of Torus Insurance (U.K.) Limited. Mr. Latham is a former member of the Group Executive of RSA Group plc where he held a variety of senior executive roles over a period of 17 years. RSA Group plc is an international insurance group, listed on the London Stock Exchange. Prior to his employment at RSA Group plc, Mr. Latham worked for an international insurance brokerage firm for 19 years. Mr. Latham’s extensive experience, credentials and qualifications in the reinsurance industry led the Company to believe that he should be proposed for re-election.

Class C Directors with terms expiring at the 2013 Annual General Meeting

David Brown has served as Chief Executive Officer of Flagstone since October 2005. Mr. Brown is also a director of Island Heritage, an indirect majority-owned subsidiary of the Company. From September 2003 until October 2005, Mr. Brown served as the Chief Executive Officer of Haverford (Bermuda) Ltd (“Haverford”) and as the Chief Operating Officer of Flagstone Capital Management, a wholly-owned subsidiary of the Company. Mr. Brown joined Centre Solutions (Bermuda) Limited (“Centre Solutions”) in 1993, and was its President and Chief Executive Officer at the time of his retirement in 1998. Prior to joining Centre Solutions, Mr. Brown was a Partner with Ernst & Young in Bermuda. Mr. Brown is the non-executive Chairman of the Bermuda Stock Exchange and a Director and Trustee for the Schroder Family Trusts. Mr. Brown led the team which analyzed, structured and negotiated the acquisition of Merastar Insurance Company in 2004. As Chairman of Merastar, Mr. Brown led the board’s oversight of the successful turn-around strategy. At Centre Solutions, Mr. Brown was responsible for the global operations of a group with over $7 billion in assets and offices in several countries. During his ten years with Ernst & Young, Mr. Brown specialized in insurance and was involved in the liquidation of numerous insurance companies in Bermuda, the U.K. and the U.S. On July 12, 1984, Mr. Brown was elected a Fellow of the Institute of Chartered Accountants in England & Wales and he is a Member of both the Institute of Chartered Accountants of Bermuda and the Canadian Institute of Chartered Accountants. Mr. Brown’s extensive experience, credentials and qualifications in the reinsurance industry, in corporate finance, strategic planning and international operations led the Company to believe that he should serve as a director.

Stephen Coley has been a director since January 2006. Mr. Coley is a Director Emeritus of McKinsey & Company, a director of DyCom Industries, and Chairman of the Board of Trustees of Underwriters Laboratories. During his more than 28 years of active client service with McKinsey, Mr. Coley led a wide variety of successful business strategy and organization efforts, principally serving technology and basic industrial clients, and led McKinsey’s corporate growth practice. In addition, Mr. Coley served for 10 years on McKinsey’s Investment Committee, which oversees employee profit sharing investments and principal alternative investment vehicles, and served as the committee’s chairman from 2000 to 2004. Mr. Coley received an M.B.A., with distinction, from Harvard Business School, where he was named a Loeb Fellow in finance. Mr. Coley has a B.S. in electrical engineering from Duke University. Mr. Coley currently serves on the boards of directors of DyCom Industries and Underwriters Laboratories, where he also serves on the Board of Trustees. He also serves on the Duke University Pratt School of Engineering Board of Visitors. Mr. Coley’s extensive experience, credentials and qualifications in finance led the Company to believe that he should serve as a director.

Dr. Anthony Knap, Ph.D., has been a director since December 2005. Dr. Knap served as President, Director and Senior Research Scientist of the Bermuda Institute of Ocean Sciences, which he joined in 1978, until November 2011. In 1994, Dr. Knap founded the Risk Prediction Initiative, a partnership between the science community and the reinsurance industry providing essential information between natural disasters and changing climate. Dr. Knap’s principal research interests are climate change, environmental science, atmosphere/ocean interactions, effects of chemicals on the marine environment as well as relationships between ocean health and human health. Dr. Knap holds a number of professorships, and serves on numerous expert panels and committees in his field. Dr. Knap received his Ph.D. in oceanography in 1978 from the University of Southampton, U.K. Dr. Knap’s extensive background in environmental science, natural disasters and changing climate, as well as his credentials and qualifications in the reinsurance industry, led the Company to believe that he should serve as a director.

Peter F. Watson was appointed director in September 2007. Mr. Watson was most recently a consultant to Attorney’s Liability Assurance Society (Bermuda) Ltd. (‘‘ALAS’’), a mutual insurance company formed in Bermuda to provide professional liability insurance for large U.S. law firms. Mr. Watson served as President and Chief Executive Officer of ALAS from 2002 to December 31, 2007. Prior to joining ALAS in 1998, Mr. Watson’s career was with Price Waterhouse, initially in London and Montreal and, since 1975, in Bermuda where he also served as senior partner of the firm. In his later years with Price Waterhouse, Mr. Watson was responsible for managing the worldwide professional indemnity program for the firm. Mr. Watson is a past president and a Fellow of the Institute of Chartered Accountants of Bermuda and a member of the Institute of Chartered Accountants of Ontario and of the Ordre des comptables agréés du Québec. Mr. Watson’s extensive experience, credentials and qualifications in accounting and in the insurance industry led the Company to believe that he should serve as a director.

Class B Directors with terms expiring at the 2014 Annual General Meeting

Gary Black has been a director since June 2006. He was Chief Claims Executive and Senior Vice President of OneBeacon Insurance Company, a subsidiary of White Mountains Insurance Group, until his retirement in 2006. Prior to joining OneBeacon in January of 2004, Mr. Black spent 35 years with Fireman’s Fund Insurance Companies where he was an Executive Vice President and President of the Claims Division. At Fireman’s Fund his responsibilities included claims, corporate administration, general counsel, staff counsel and systems. He received his B.A. degree from Southwest Baptist University and is a Chartered Property Casualty Underwriter. Mr. Black’s extensive experience, credentials and qualifications in the insurance industry led the Company to believe that he should serve as a director.

Thomas Dickson has been a director since December 2005. Mr. Dickson is Chief Executive Officer and Founder of Meetinghouse LLC, a private firm that provides investment advisory and management services and advice and support to management for underwriting, ratings, capital management and actuarial functions. Mr. Dickson currently serves as President and Chief Executive Officer of Haverford Capital Partners (Cayman) Limited (“HCP”), a private equity fund specializing in investments in insurance, reinsurance and specialty finance started in August 2005. Mr. Dickson served as President and Chief Executive Officer of The Centre Group and as its Chief Underwriting Officer. At the time, The Centre Group held assets in excess of $9 billion and capital in excess of $1 billion. He joined The Centre Group at the time of its establishment in 1988 and, prior to assuming responsibilities as Chief Underwriting Officer, served in a variety of business production and underwriting capacities in Bermuda and New York. Mr. Dickson holds a bachelor’s degree with honors from Stanford University and a Masters Degree from the Johns Hopkins School of Advanced International Studies. Mr. Dickson’s extensive experience, credentials and qualifications in insurance, reinsurance and specialty finance led the Company to believe that he should serve as a director.

Jan Spiering has been a director since December 2005. From February 1979 to June 2002, Mr. Spiering served as a member of Ernst & Young, becoming the Chairman and Managing Partner of Ernst & Young Bermuda. During his tenure at Ernst & Young, Mr. Spiering was a member of the firm’s Global Advisory Counsel, founding member of the International Investment Committee, and was Chairman of the firm’s Offshore Fund’s Group. He retired from Ernst & Young in 2002, and currently serves on the board of directors of certain investment funds and various private companies. Mr. Spiering is a Fellow of the Institute of Chartered Accountants in England & Wales and the Institute of Chartered Accountants of Bermuda and is a Member of the Canadian Institute of Chartered Accountants. Mr. Spiering’s extensive experience, credentials and qualifications in accounting and corporate finance led the Company to believe that he should serve as a director.

Wray T. Thorn has been a director since October 2006. Mr. Thorn is a member of Thorn Equity Partners, LLC, a private investment firm. Prior to his involvement with Thorn Equity Partners, LLC, Mr. Thorn was a Senior Managing Director at Marathon Asset Management, LP, a global alternative investment and asset management company. Mr. Thorn was a senior member of the investment management team responsible for identifying, evaluating, structuring and managing private debt and equity investments for Marathon’s family of investment funds. In addition, Mr. Thorn was involved in leading a number of Marathon’s new business opportunities, investor-related activities and capital formation initiatives. Mr. Thorn has spent the majority of his career identifying, financing and investing in private equity transactions, including management buyout transactions, acquisition and expansion strategies, growth programs, shareholder transitions and financial restructurings. Prior to joining Marathon, Mr. Thorn was a Director with Fox Paine & Company, LLC, and had also been a Principal and founding member of Dubilier & Company, LLC. Mr. Thorn began his career in the financial analyst program at Chemical Bank, where he worked in the acquisition finance group, arranging and structuring senior and subordinated debt financings for the firm’s private equity clients. Mr. Thorn is a graduate of Harvard University with an A.B. in Government, cum laude. Mr. Thorn’s extensive experience, credentials and qualifications in corporate finance led the Company to believe that he should serve as a director.

EXECUTIVE OFFICERS

The table below sets forth the names, ages and positions of the current executive officers of the Company:

Name	Age	Position
David A. Brown(1)	54	Chief Executive Officer, Deputy Chairman and Director
Patrick Boisvert	38	Chief Financial Officer
William Fawcett	49	General Counsel
David Flitman	41	Executive Director of Global Property Underwriting
Gary Prestia	50	Chief Executive Officer of Flagstone Representatives (US) Inc.
Brenton Slade	41	Chief Marketing Officer
Guy Swayne	48	Executive Vice President - Flagstone Bermuda
Frédéric Traimond	43	Chief Operating Officer

(1)     See biography of Mr. Brown under “Our Directors”.

Patrick Boisvert was appointed as Chief Financial Officer in November 2008. Prior to his appointment as Chief Financial Officer, Mr. Boisvert had previously served various roles within the Flagstone Group: Chief Financial Officer (“CFO”) and Group Finance Director of Flagstone Réassurance Suisse SA, a subsidiary of the Company, since July 2008, and Group Chief Accounting Officer and Treasurer from February 2006 until July 2008. From February 2005 to February 2006, he was CFO of Flagstone Capital Management which was acquired by the Company in March 2006, where he had responsibility for all finance aspects of a hedge fund manager with approximately $1 billion dollars under management. Prior to joining Flagstone, he was Vice President Fund Administration for BISYS Hedge Fund Services (now part of Citigroup). Mr. Boisvert began his career with Ernst & Young in Montreal, Canada. He holds a Bachelor in Accounting from Université du Quebec à Trois-Rivieres, is a member of the C.F.A. Institute and a member of the Canadian Institute of Chartered Accountants.

William Fawcett has served as our General Counsel since June 2008. A US and UK qualified attorney with over twenty years of international experience, Mr. Fawcett is responsible for the oversight and management of legal functions throughout the Flagstone Group. Prior to joining Flagstone, he served as the Chief Legal Officer of AXA’s North American P&C operations and as Deputy General Counsel and Head of Claims for Swiss Re. He holds a Bachelor of Arts degree from Colgate University and a Juris Doctor from the University of the Pacific, McGeorge School of Law.

David Flitman joined Flagstone in early 2006 and was appointed Executive Director of Global Property Underwriting in September 2011.  Prior to his appointment as Executive Director of Global Property Underwriting, Mr. Flitman served as Flagstone’s Chief Actuary.  Mr. Flitman has worked in the reinsurance industry for over 15 years offering a depth of experience in risk management. Prior to joining us he was Chief Actuary and Senior Vice President for ACE Tempest Reinsurance where he managed Actuarial, Claims, Development, and Infrastructure. He began his career in 1993 as an Actuarial Analyst with Insurance Services Office. Moving on to WR Berkley Group where he became Assistant Vice President and Chief Actuary for Berkley Mid-Atlantic Group managing the department responsible for Actuarial, Information Management, and Reporting and Regulatory Filing. Mr. Flitman also worked at XL Reinsurance America as an Assistant Vice President and Senior Pricing Actuary where he priced all lines of Property and Casualty. Mr. Flitman earned his Bachelor’s of Science from St. John School of Actuarial Science, Risk Management, and Insurance in New York. He is an Associate of the Society of Actuaries, a Member of the American Academy of Actuaries, and a Fellow of the Casualty Actuarial Society.

Gary Prestia joined us December 2005 and became the CEO of Flagstone Representatives (US) Inc. and Chairman of Mosaic Underwriting Services, Inc. in September 2011.  Prior to holding his current positions, Mr. Prestia served as Flagstone’s Chief Underwriting Officer – North America.  Mr. Prestia has more than 25 years’ experience in the insurance and reinsurance industry in senior underwriting and executive management positions successfully navigating across the underwriting cycles. From 1998 through 2004, Mr. Prestia served as an executive officer of Converium AG (“Converium”), becoming President of Converium North America, with responsibility for all legal entities and staff in the U.S. and Canada. As Senior Vice President and Chief Underwriting Officer of Converium, he was responsible for property catastrophe, property non-catastrophe, motor, marine and third-party liability (excluding professional liability and workers’ compensation). In early 2005, Mr. Prestia joined Alea North America as Chief Executive Officer of the North American Reinsurance Division. Prior to 1998, Mr. Prestia held senior underwriting positions at Transatlantic Re. Mr. Prestia received his CPCU and ARe professional designations from the American Institute for Chartered Property and Casualty Underwriters and Bachelor of Business Administration undergraduate degree and graduate work at St. Johns University School of Risk Management and Insurance in New York.

Brenton Slade is the Chief Marketing Officer of Flagstone, responsible for investor relations, capital market initiatives, and firm marketing. Mr. Slade has been at Flagstone since its founding in 2005 assisting in the formation. Prior to Flagstone, Mr. Slade worked with several members of the Executive Management at West End Capital Management in the role of Director of Business Development, beginning in 2003. Before joining West End Capital, Mr. Slade was a Vice President at Agora Capital (an XL Capital affiliate). Mr. Slade has a degree in Economics and Politics from the University of Western Ontario.

Guy Swayne joined us in December 2005 and became Executive Vice President of Flagstone Réassurance Suisse S.A. (Bermuda Branch) (“Flagstone Bermuda”) in September 2011. He was appointed Chairman of Flagstone Syndicate Management Limited in May 2010. Prior to his appointment as Executive Vice President of Flagstone Bermuda, Mr. Swayne served as Chief Underwriting Officer – International.  Mr. Swayne has extensive experience in the industry worldwide and brings a depth of expertise in underwriting, business development, and leadership to the Company. Prior to joining the Company, Mr. Swayne was Chief Underwriting Officer – International with ACE Tempest Reinsurance Ltd. where he managed the International Catastrophe underwriting unit. Mr. Swayne joined Ace in January 2000 and has held senior positions including Executive Vice President, ACE Financial Solutions International (AFSI) – Bermuda where he managed AFSI offices in London, Dublin, and Melbourne. In London he became President of ACE Financial Solutions Europe (AFSE) where he established and developed the European office reporting directly to the President and Chief Executive Officer in Bermuda. Mr. Swayne was instrumental in many key elements associated with a start-up operation, including business plan and budget development, hiring underwriting teams, business production and program completion.

Frédéric Traimond was appointed Group Chief Operating Officer of the Company on March 1, 2008. Mr. Traimond is also a member of the Boards of Directors of various entities within the Flagstone Group and is the Chief Operating Officer of Flagstone Réassurance Suisse SA. Before joining Flagstone Group, Mr. Traimond worked for 15 years for AXA Group, primarily in Switzerland. His last position was Chief Risk Officer of AXA-Winterthur, where most notably he was responsible for the Economic Capital studies, including Swiss Solvency Test, Asset-Liability Management, reinsurance strategy and reserve review. For the 8 years preceding holding that position, he was the chief management officer for the Non-Life subsidiary of AXA Switzerland. Mr. Traimond is a full member of the IAF (Institut des Actuaires Français) and SAA (Swiss Association of Actuaries).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below the transactions we entered into with parties that are related to our Company during the year ended December 31, 2011. We believe that each of the transactions described below was on terms no less favorable to us than we could have obtained from unrelated parties.

Policies and Procedures for Related Party Transactions

The Company adopted a written Code of Conduct and Ethics on June 16, 2006 which specifies the Company’s policy relating to conflicts of interest (the “Code of Conduct”). The Code of Conduct defines a “conflict of interest” as any situation in which the private interest of any director, board observer or employee of the Company interferes in any way (or even appears to interfere) with the interests of the Company as a whole. Under the Code of Conduct, an individual who becomes aware of a potential conflict of interest must report this conflict to the Chairman of the Audit Committee for consideration by the Audit Committee. The Audit Committee will determine whether a conflict of interest exists on a case-by-case basis and will memorialize its determinations and the reasons behind such determinations. The Audit Committee will ensure that the directors voting on an issue are informed, disinterested and independent with respect to that issue. If the Audit Committee determines that a conflict of interest exists, then the director, board observer or employee shall not participate, directly or indirectly, in the matter or activity that has given rise to such conflict of interest unless expressly approved by the Audit Committee. The charter of the Audit Committee requires the Audit Committee to review and discuss with management the reasonableness of the price, terms and conditions for all related party transactions. The transactions described below have been reviewed by Audit Committee in accordance with this mandate:

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On July 9, 2011, Flagstone Réassurance Suisse, SA (“Flagstone Suisse”) entered into a senior unsecured convertible loan agreement with Star and Shield Holdings LLC (“Star and Shield”), the manager of a member owned insurance company in which the Company holds a 43.3% equity investment interest. Under the terms of the agreement, the Company agreed to lend $3.5 million to Star and Shield with an interest rate of three-month LIBOR plus 12.0% per annum, adjusted and compounded quarterly on any unpaid balances of principal and interest until the final maturity of the loan, which is no later than May 31, 2016. The loan is also convertible at the option of the Flagstone Suisse into shares of Star and Shield.As at December 31, 2011 and December 31, 2010, the Company had $7.0 million and $3.5 million, respectively, as a loan receivable from Star and Shield on its Consolidated Balance Sheet.

Other Transactions

Set forth below are other transactions entered into between the Company and entities that have a relationship with certain of our directors or shareholders:

●
On May 17, 2010, the Company entered into a commitment agreement to purchase $25.0 million of Marathon Legacy Securities Public-Private Investment Funds, Ltd. On September 30, 2010, the Company entered into a further commitment agreement to purchase $9.0 million of the fund. Until December 31, 2011, a member of the Company’s Board was also a Senior Managing Director of Marathon Asset Management, L.P., the investment manager of the fund. As of December 31, 2011, the market value of the Company’s investment in this fund was $33.8 million and there was no remaining capital commitment.

●	Three of the Company’s subsidiaries have investment management agreements in place with Neuberger Berman Fixed Income LLC, which owns shares in the Company. Investment management fees under these agreements during 2011 were $0.4 million.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the material elements of the compensation of our named executive officers for 2011, who are set forth in the table below:

Name	Title
David Brown	Chief Executive Officer

Patrick Boisvert	Chief Financial Officer

David Flitman	Executive Director of Global Property Underwriting

Gary Prestia	Chief Executive Officer of Flagstone Representatives (US) Inc.

Guy Swayne	Executive Vice President - Flagstone Bermuda

Highlights from 2011

2011 was a challenging year for the Company, and the insurance and reinsurance industries generally.  The year went on record as the worst in history for industry losses from international catastrophes, as the industry faced a succession of frequent catastrophic events, including Australian floods, Cyclone Yasi, U.S. tornadoes, the New Zealand earthquakes, Hurricane Irene, the Danish cloudburst, the Thailand floods, and the Japan earthquake and tsunami. Despite these challenges, our management accomplished the following objectives designed to maximize shareholder value:

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In 2010 our management commenced a comprehensive strategic review of the organization, which was ongoing during 2011, designed to streamline continuing operations and reduce our cost structure.  These initiatives are expected to reduce global operating costs and expenses, enhancing our financial flexibility and the ability to pursue future opportunities to deliver greater value.

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On October 24, 2011, we announced a strategic initiative to realign our strategy and core capabilities to produce solid future profitability and a more nimble, cost-effective and opportunistic structure for the Company.

●
Throughout 2011, our management successfully engaged in significant efforts to communicate with, and to retain, the majority of our valued customers, despite the considerable challenges impacting the Company and the industry during such time.

Overview

Philosophy and Objectives

Our executive compensation programs are designed to encourage our executive officers to think and act like, and over time themselves become, shareholders of the Company. We want our executive officers to take appropriate risks with our capital in order to generate returns for our shareholders but at the same time to share the downside risk if their decisions cause poor performance or even loss. Through our performance management and rewards processes and programs, we endeavor to create an environment that fosters and rewards:

●	finding and assuming attractively priced risk;

●	managing our overall risk exposure to mitigate loss;

●	ensuring we have optimal capital to run our business;

●	working hard and cooperating with colleagues; and

●	providing excellent service to clients and colleagues.

We foster an attitude of shared risk-taking between each of our executive officers and our shareholders by providing a significant portion of our executive officers’ incentive compensation through equity-based awards. We emphasize “at risk” pay tied to performance as the majority of total compensation potential. We evaluate and reward our executive officers based on dynamic factors such as whether they are willing and able to challenge existing processes, adapt to sudden or frequent changes in priorities and capitalize on “windows of opportunity”.

Corporate Governance and Performance-Based Compensation

We seek to maintain the highest corporate governance standards.  With respect to our compensation practices, all compensation-related decisions with respect to our named executive officers are reviewed and approved by the Compensation Committee, which is comprised solely of independent, non-management directors.

Reflective of our efforts to maintain a compensation program that is consistent with best practices, we have adopted the following specific approaches with respect to our compensation:

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Emphasis on Performance-Based Compensation.  We guarantee a fairly small portion of the overall compensation for our named executive officers while providing a much larger portion in the form of incentive-based compensation that is linked to the Company’s annual financial results over a three-year performance period.

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Avoidance of Problematic Pay Practices.  We have generally avoided pay practices that are widely considered problematic, such as providing tax gross-ups, guaranteed bonuses, using the same performance criteria for short- and long-term compensation or excessive severance packages.  In addition, change-in-control benefits payable under the Company’s Performance Share Unit Plan generally have “double trigger” vesting conditions, meaning that they vest in connection with a change in control only if the executive officer also experiences a qualifying termination or there is an adverse change to the plan.

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Clawback Policy.  In order to ensure that our executive officers do not inadvertently receive compensation that they did not earn, the Company has a policy to recover payments made with respect to performance share unit (“PSU”) grants, which are our primary long-term incentive vehicle, if the relevant performance measures upon which the grant was based are restated or otherwise adjusted in a manner that would reduce the size of a payment; in the event the Company is required to make a financial restatement due to a material misstatement, any PSU grant based upon the erroneous financial statements is cancelled.  This clawback policy is more stringent than the clawback requirements under the Sarbanes-Oxley Act in that it applies to all persons who receive compensation under a PSU (not just the Chief Executive Officer and Chief Financial Officer) and applies regardless of whether the misstatement was a result of misconduct.

Executive Compensation Policy

Role of the Compensation Committee

The Compensation Committee

The Compensation Committee, which solely comprises independent directors, is responsible for reviewing and approving all compensation paid to our named executive officers. The Chief Executive Officer provides input to the Compensation Committee regarding the compensation of each named executive officer other than his own.

Named Executive Officer Performance Assessment

At the end of the fiscal year, the Compensation Committee engages in a performance assessment of each of our named executive officers, focusing on each executive’s relative contribution during the fiscal year. The Compensation Committee principally uses a qualitative assessment, including factors such as our progress towards implementing our key strategic and operational initiatives, our investments in and improvements of technology and our key decision support tools, such as our exposure-based underwriting models, our efforts to improve the strength of our control and operating environments, and our efforts to attract, retain, and motivate our global workforce.

With respect to named executive officers other than the Chief Executive Officer, the Chief Executive Officer presents the Compensation Committee with his assessment of each other executive’s relative performance with respect to the above-mentioned categories for such fiscal year. The Chief Executive Officer does not play a role in determining his compensation. Instead, the Compensation Committee reviews his performance independently.

Competitive Market Review

The Compensation Committee considers competitive market practices with respect to the salaries and total compensation of our named executive officers. For purposes of determining competitive compensation levels for our named executive officers, the Compensation Committee subscribed to the PricewaterhouseCoopers Bermuda International Compensation Survey, an independent local market annual survey.

In order to understand the general level of compensation in our industry and to determine whether the components of compensation of our named executive officers are appropriate, the Compensation Committee also reviews market practices by speaking to recruitment agencies and reviewing annual reports, proxy statements and similar information released by other, similar Bermuda and Swiss reinsurance companies with market capitalizations greater than $500 million and less than $3 billion, in particular Aspen Insurance Holdings Ltd., Endurance Specialty Holdings Ltd., Allied World Assurance Company Holdings, Ltd, Montpelier Re Holdings Ltd. and Platinum Underwriters Holding Ltd. In order to maintain flexibility, the Compensation Committee does not formally engage in benchmarking of compensation levels.

Shareholder Feedback

At the 2011 annual shareholder meeting, the Company’s shareholders approved the overall compensation for our named executive officers, including the policies and practices related thereto, by a majority of the votes cast.  The Company believes this vote reflected shareholder approval of its pay for performance philosophy and the absence of pay practices that shareholders consider problematic.  Accordingly, the Compensation Committee generally continued to apply the same principles in determining the amounts and types of executive compensation for 2011 as outlined in our compensation philosophy and framework.  The Compensation Committee values the shareholder feedback provided through the vote, and will consider the results of the vote, as well as future votes, in refining the development of our compensation program and goal setting in the future.

Components of Executive Compensation

The Company’s performance-driven compensation policy consists of the following components:

●	base salary

●	annual cash bonuses;

●	long-term incentive awards in the form of Performance Share Units;

●	retirement benefits; and

●	limited personal benefits and perquisites;

We balance short-term compensation (base salaries and annual cash bonuses) and long-term compensation (PSUs) to achieve our goal of driving long-term growth. The long-term compensation component, the PSUs, is designed to emphasize performance measures our executive officers need to address in order to deliver sustained shareholder value over time.

Balance of Components of Compensation

The Compensation Committee carefully determines the percentage mix of compensation components, with respect to both short- versus long-term compensation and cash versus equity compensation, that it considers appropriate for each of our named executive officers. This is not a mechanical process, and the Compensation Committee uses its judgment, experience and work with our named executive officers to determine the appropriate mix of compensation for each individual.

Base salary typically will constitute a minority portion of the total compensation of our named executive officers. The Compensation Committee sets salary to provide adequate cash compensation to support a reasonable standard of living, so that our named executive officers are prepared to have “at risk” the portion of their compensation received in annual bonuses and PSUs. With regard to our incentive compensation components, the Compensation Committee anticipates that if the Company achieves strong performance our named executive officers will receive significantly more long-term value from their PSUs than from their annual cash bonuses. The base number of PSUs granted to each named executive officer is based on such individual’s role and responsibility at the Company and the expectations the Compensation Committee has for the individual; the actual number of PSUs that ultimately vest is based on the Company’s diluted return on equity.  For additional information, see “Compensation Discussion and Analysis—Long-Term Incentive Awards” below.

2011 Compensation

Base Salary

General.  Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the executive officers in their roles.

Determination.  The salaries of our named executive officers are reviewed by the Compensation Committee and, other than with respect to his own compensation, our Chief Executive Officer, on an annual basis, as well as at the time of promotion or other changes in responsibilities. The leading factor in determining increases in salary level is the employment market in Bermuda and, solely in respect of Mr. Boisvert, Switzerland for senior executives of insurance and reinsurance companies. Other factors that the Compensation Committee and our Chief Executive Officer consider include the seniority of the individual, the functional role of the individual’s position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his prior employment and the limited number of well-qualified candidates available in Bermuda and Switzerland, where our named executive officers (other than Mr. Prestia) are located. In addition, the Compensation Committee informally considers competitive market practices with respect to the salaries of our named executive officers and increases in the cost of living in Bermuda and Switzerland.

Salaries in 2011.  When establishing the 2011 base salaries of our named executive officers other than our Chief Executive Officer, the Compensation Committee decided to increase each such individual’s base salary to reflect increases in the cost of living. With respect to our Chief Executive Officer, the Compensation Committee determined that his base salary for 2011 should remain at $1 million, the same level as for 2010.

Annual Cash Bonuses

General.  Annual cash bonuses are intended to reward individual performance during the year and can therefore be highly variable from year to year. We believe our annual bonus pay component helps us to provide an element of our incentive compensation on a more immediate basis than with long-term incentive awards.

Determination.  The Compensation Committee, on a discretionary basis and taking into account individual performance and corporate performance for the year, using both subjective and objective criteria, determines annual bonus awards for each of our named executive officers. Due to the volatility of our industry and thus our financial results, the Compensation Committee and management believe that pure quantitative performance measures are not the most appropriate method of rewarding executive performance, and in light of this, we do not provide for a formulaic bonus plan.

With respect to the annual bonus compensation payable to each of our named executive officers, the Compensation Committee determines a potential bonus amount based on the seniority of such individual’s position and the Compensation Committee’s view of the degree to which such individual’s performance could affect the Company’s overall results. Effective January 1, 2011, the employment agreements for each of our named executive officers other than our Chief Executive Officer limit the amount of annual bonus to 90% of annual base salary; however, the Compensation Committee retains discretion to pay a bonus in excess of such limit in recognition of extraordinary performance. The employment agreement for our Chief Executive Officer does not limit the amount of his annual bonus.

With respect to performance criteria, our Chief Executive Officer agrees with each of our other named executive officers upon factors of both individual and corporate performance to be considered in the evaluation process described above, and then subsequently rates each named executive officer in writing based on those factors before deciding the bonus amount to recommend to the Compensation Committee. In the case of the Chief Executive Officer, the Compensation Committee establishes these factors. The Compensation Committee may increase or decrease a named executive officer’s actual bonus amount from the amount recommended by management in order to reflect extraordinary individual performance in a fiscal year that the Compensation Committee may determine warrants specific recognition.

Annual Bonuses in 2011.  Due to the difficult economic and operating environment in 2011, the Compensation Committee determined that it was appropriate not to pay annual bonuses to our named executive officers in respect of 2011.

Long-Term Incentive Awards

General.  The Company has adopted the Amended and Restated Performance Share Unit Plan (the “PSU Plan”) to provide PSUs as long-term incentive compensation to certain key employees of the Company (including our named executive officers).

The PSUs are designed to align management’s performance objectives with the interests of our shareholders. We believe that PSUs (which are based on diluted return on equity) align the compensation of our named executive officers more closely to shareholder value than other alternatives such as options (which place 100% weight on growth in market value). Diluted return on equity is the ratio of net income for a fiscal year over the Company’s shareholders’ equity at the beginning of such fiscal year, adjusted for any changes in the number of common shares issued and outstanding and dividends paid.

The Compensation Committee has exclusive authority to select the persons to be awarded PSUs. At the time of each award, the Compensation Committee determines the terms of the award, including the performance period (or periods) and the performance objectives relating to the award.  The PSUs generally vest over a period of three years.

To enhance retention, the Company generally will cancel PSUs without payment if the participant’s employment terminates prior to the end of the performance period.

Determination.  We generally grant PSU awards annually, prior to the commencement of the performance period they track. In the case of new hires, we generally award PSUs that have a performance period commencing at the beginning of the year of hire.

Following the end of the performance period of a PSU, the Compensation Committee determines whether the diluted return on equity performance objectives were met in whole or in part, and calculates the payment due on the PSU as a result. The Compensation Committee has no discretion to modify the performance goals of PSUs that have already been granted.

Grants in 2010 and 2011.  PSUs entitle the recipient to receive the number of common shares of the Company (or cash equivalent or combination of cash and common shares) equal to the product of the number of PSUs granted times a “multiplier”. The applicable multiplier for each series of PSUs outstanding during 2011 is determined as follows:

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2009 − 2011 (Series A, B and H): The multiplier is determined based on the arithmetic average return on equity of the Company during the fiscal years 2009 − 2011 measured in accordance with U.S. GAAP on a fully diluted basis. The multiplier is 100% if return on equity is 13.5%, 150% if return on equity is 18.5% or greater, and 50% if return on equity is 8.5% or less. The multiplier scales ratably between return on equity endpoints of 8.5% and 18.5%.

●
2010 − 2012 (Series A): The multiplier is determined based on the arithmetic average return on equity of the Company during the fiscal years 2010 − 2012 measured in accordance with U.S. GAAP on a fully diluted basis. The multiplier is 100% if return on equity is 14.5%, 140% if return on equity is 19.5% or greater, and 60% if return on equity is 9.5% or less. The multiplier scales ratably between return on equity endpoints of 9.5% and 19.5%.

●
2011-2013 (Series A): The multiplier is determined based on the arithmetic average return on equity of the Company during the fiscal years 2011 − 2013 measured  in accordance with U.S. GAAP on a fully diluted basis. The multiplier is 100% if return on equity is 11%, 150% if return on equity is 16% or greater, and 50% if return on equity is 6% or less. The multiplier scales ratably between return on equity endpoints of 6% and 16%.

Other Compensation Components

Retirement Benefits

We maintain a defined contribution pension plan in accordance with the National Pension Scheme (Occupational Pensions Act) 1998, as amended, for the benefit of employees, including our named executive officers, who are Bermudians or spouses of Bermudians.

We maintain a defined contribution 401(k) pension plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) for the benefit of employees, including our named executive officers, who are resident in the USA.

We maintain a defined contribution pension plan in accordance with the Occupational Pensions Act in Switzerland for the benefit of employees, including our named executive officers, who are resident in Switzerland.

The named executive officers do not participate in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified, except for those contributions to the Swiss social pension plan, or l’Assurance-Vieillesse et Survivant.

Personal Benefits and Perquisites

Each of our named executive officers (other than Mr. Prestia) is required to maintain a personal residence in Bermuda or Switzerland. Consistent with the practices of our competitors and to encourage executives to join the Company, we may provide housing allowances to help defray the high cost of housing in those locations. Pursuant to the employment agreement we entered into with Mr. Swayne on August 25, 2011, Mr. Swayne is entitled to a mortgage subsidy that will lower the interest rate of the mortgage on his Bermuda residence to three percent per annum, subject to certain limitations.  Pursuant to the employment agreement we entered into with Mr. Flitman on August 26, 2011, Mr. Flitman is entitled to a housing subsidy of $120,000 per annum, to be paid by Flagstone Reassurance Suisse S.A. in arrears in 12 equal monthly installments. We may also provide schooling allowances to certain of our executive officers with school age children who are asked to relocate for work. In certain cases, we may also reimburse personal travel expenses that a named executive officer incurs in connection with his relocation.

Change in Control and Severance Benefits

Upon termination of employment, our named executive officers may receive payments under the Company’s PSU Plan and severance payments under their employment agreements.  The Company provides change in control benefits in order to protect executives during a transaction that may cause them substantial professional uncertainty, so that they can focus on maximizing shareholder value.  In addition to the information below, for information on change in control and severance benefits, see “Potential Payments Upon Termination or Change in Control”.

Significant 2012 Compensation Decisions

Annual Salaries.  The Compensation Committee reviewed annual base salaries in early 2012.  Based on the Company’s performance in 2011 and on the recommendation of management, the Compensation Committee determined not to change the annual base salaries of our named executive officers.

Annual Cash Bonuses.  Due to the difficult operating environment and the Company’s performance in 2011 and based on the recommendation of management, annual cash bonuses were not paid to our named executive officers in 2012 in respect of performance in 2011.

Long Term Incentive Awards.  The Company generally grants long-term incentive awards in the form of PSUs (as described above) in the first quarter of each fiscal year.  Due to the Company’s performance in 2011 and based on the recommendation of management, the Compensation Committee determined to substantially reduce the PSUs granted to our named executive officers in early 2012 in respect of performance in 2011.

Amendment to the Employment Agreements.  On February 22, 2012, (i) Flagstone Réassurance Suisse S.A. (Bermuda Branch) and each of Messrs. David Flitman and Guy Swayne agreed to amend each such executive’s respective employment agreement, (ii) Flagstone Representatives (US), Inc. and Mr. Gary Prestia agreed to amend Mr. Prestia’s employment agreement, and (iii) Flagstone Réassurance Suisse S.A. and Mr. Patrick Boisvert agreed to amend Mr. Boisvert’s employment agreement, in each case, effective immediately.  Pursuant to each such executive’s amended agreement, the notice period required in order for either party to terminate the employment agreement is extended from 180 days to 365 days.

Bonus Agreements.  On that same date, Flagstone Reinsurance Holdings, S.A. entered into an agreement with each of Messrs. Boisvert, Flitman, Prestia and Swayne guaranteeing a minimum amount of their annual bonus target for calendar year 2012.  Under these agreements, each of Messrs. Boisvert, Flitman, Prestia and Swayne will receive a minimum amount of their annual bonus target for calendar year 2012, provided that such executive has not resigned or been terminated for “Cause” (as defined in the employment agreements) and is not subject to disciplinary proceedings as of December 31, 2012.

Other Matters

Employment Agreements

Each of our named executive officers is party to an employment agreement that entitles him to compensation if his employment is terminated without cause.  In Mr. Brown’s case, his severance payment is enhanced if his termination occurs after a change in control of the Company.  In addition, Flagstone Representatives (US) Inc. entered into an employment agreement with Mr. Prestia on August 25, 2011 which provides for a guaranteed term from September 1, 2011 through September 1, 2013 (the “Guaranteed Term”) and which entitles Mr. Prestia to receive a minimum specified amount of compensation over the Guaranteed Term.  Each agreement contains a requirement that the executive give significant advanced notice of a termination, as well as restrictive covenants to protect the Company’s interests.

The Compensation Committee determined that the level of severance payments payable to each of our named executive officers was reasonable in light of the length of the notice period and restrictive covenant period to which each executive is committed. As noted above, the notice period for each of our named executive officers has been extended as of February 22, 2012, to 365 days.  Accordingly, upon resignation, each of our named executive officers will be unable to begin new employment for at least a year.  Therefore, the one year’s severance pay to which each would be entitled is proportional.  For additional information, see “Significant 2012 Compensation Decisions—Amendment to the Employment Agreements”.

In addition, Mr. Brown’s severance provisions are more generous than those of the other named executive officers in reflection of the high opportunity costs he would bear if the Company decided to change its Chief Executive Officer.

Clawback Policy

In 2010, we amended the PSU Plan to provide for the recovery of payments made with respect to a PSU grant if the relevant performance measures upon which the grant was based are restated or otherwise adjusted in a manner that would reduce the size of a payment.  In the event the Company is required to make a financial restatement due to a material misstatement any PSU grant based upon the erroneous financial statements is cancelled. This clawback policy is more stringent than the clawback requirements under the Sarbanes-Oxley Act in that it applies to all persons who receive compensation under a PSU (not just the Chief Executive Officer and Chief Financial Officer) and applies regardless of whether the misstatement was a result of misconduct.

Common Share Ownership Requirements

The Company seeks to weight its compensation scheme to ownership of our common shares. The Company believes that broad-based stock ownership by its employees (including our named executive officers) enhances its ability to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. The goal of the PSU program is to engage all of our named executive officers as partners in the Company’s success and help the Company realize the maximum gain from its strategy. The Company does not have a formal requirement for share ownership by any group of employees.

Assessment of Risks Associated with Compensation Programs

The Company has reviewed and considered its compensation policies and practices and does not believe that they create risks that are reasonably likely to have a material adverse effect on the Company.

The Company has a Chief Enterprise Risk Officer who is responsible for managing various risks facing the Company, including operational and reputational risks. As part of his risk assessment, he considered the risks posed by the Company’s compensation programs and determined that they were not reasonably likely to have a material adverse effect on the Company.

Warrant

In connection with the initial closing of the private placement for the Company’s common shares in December 2005, the Company issued the Warrant to Haverford (the “Haverford Warrant”) for its role in these capital raising activities. The Haverford Warrant granted the holder the right, at any time during the period commencing on December 1, 2010 and ending December 31, 2010, to purchase from the Company up to 12.0% of the issued share capital of the Company at the consummation of the initial private placements of the Company at an exercise price of $14.00 per common share. At the Board meeting held on November 14, 2008, the Warrant was amended to change the exercise date from December 1, 2010 to December 31, 2010, to December 1, 2013 to December 31, 2013; to change the strike price from $14.00 to $14.80; and to include a provision that amends the strike price for all dividends paid by the Company from the issuance of the Haverford Warrant to its exercise date. On June 25, 2010, the Haverford Warrant was amended and restated so that Haverford could transfer a portion of the Haverford Warrant to Leyton Limited. (the “Leyton Warrant”), a company associated with Flagstone’s chief executive officer David Brown. Haverford continued to hold the Haverford Warrant and all other terms of each Haverford Warrant remained unchanged. On December 14, 2010, in connection with the retirement of Mark J. Byrne as a member of the Board and pursuant to the Purchase Agreement between Flagstone (Bermuda) Holdings Limited (“Bermuda Holdings”), Mr. Byrne and Haverford and Limestone, companies associated with Mr. Byrne, Bermuda Holdings purchased the Haverford Warrant at a cost of $13.5 million. On December 14, 2010, the Company purchased the Haverford Warrant from Bermuda Holdings.  The Company subsequently cancelled the Haverford Warrant.  The Leyton Warrant, exercisable at maturity for 630,194 common shares of the Company, remains outstanding.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis (“CD&A”). Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee

Stewart Gross, Chairman
E. Daniel James
Gary Black
Anthony P. Latham
Dr. Anthony Knap
Wray T. Thorn

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

The following tables, narratives and footnotes describe the total compensation and benefits for our named executive officers for fiscal year 2011.

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation awarded to our named executive officers as of December 31, 2011 for services rendered by them to the Company and to its subsidiaries.

Name and Principal Position	Year	Salary $	Bonus(1) $	Stock Awards(2) $	Option Awards $	All Other Compensation(3) $	Total $
David Brown	2011	1,000,000	–	2,091,600	–	–	3,091,600
Chief Executive Officer	2010	1,000,000	1,000,000	1,816,040	–	–	3,816,040
	2009	650,000	601,250	1,709,750	–	46,958	3,007,958

Patrick Boisvert(4)	2011	508,921	–	756,000	–	105,140	1,370,061
Chief Financial Officer	2010	403,872	336,560	794,145	–	134,082	1,668,659
	2009	378,471	230,775	619,900	–	85,431	1,314,577

David Flitman	2011	580,000	–	945,000	–	120,000	1,645,000
Executive Director of Global Property Underwriting	2010	565,000	500,000	941,815	–	120,000	2,126,815
	2009	525,000	400,000	732,750	–	120,000	1,777,750

Gary Prestia	2011	580,000	–	945,000	–	36,003	1,561,003
Chief Executive Officer – Flagstone Representatives (US) Inc.	2010	565,000	500,000	941,815	–	67,674	2,074,489
	2009	546,000	400,000	732,750	–	51,200	1,729,950

Guy Swayne(5)	2011	580,000	–	945,000	–	70,490	1,595,490
Executive Vice President – Flagstone Bermuda	2010	565,000	500,000	941,815	–	69,740	2,076,555
	2009	478,800	400,000	732,750	–	117,154	1,728,704

(1)
The amounts shown in this column relate to bonuses paid in fiscal year 2012 and reflecting performance in fiscal year 2011 (which were an amount of zero); bonuses paid in fiscal year 2011 reflecting performance in fiscal year 2010; and bonuses paid in fiscal year 2010 reflecting performance in fiscal year 2009.

(2)
Represents PSUs granted to each of our named executive officers during each of fiscal years 2009, 2010 and 2011 in respect of 2008 performance, 2009 performance and 2010 performance, respectively.  The amounts shown in this column represent the grant date fair value based on probable performance results as of  the applicable grant date in accordance with FASB ASC Topic 718 (Compensation — Stock Compensation).  For PSUs granted in 2011 in respect of 2010 performance, the Company currently anticipates the PSUs will be earned at the minimum level, which would result in payment values of: $688,070 for Mr. Brown; $248,700 for Mr. Boisvert; $310,875 for Mr. Flitman;  $310,875 for Mr. Prestia and $310,875 for Mr. Swayne, in each case, based on the closing price of per common share on December 31, 2011 of $8.29.

(3)
The amounts shown in this column represent Company matches to the named executive officers’ contributions under the Company’s deferred contribution plans, housing allowances or mortgage assistance, school subsidies and personal travel reimbursements provided to our named executive officers. The value of each such benefit paid to each named executive officer for fiscal year 2011 is disclosed in the table below. Mr. Brown received no such benefits. During fiscal years 2011, 2010 and 2009, on flights of Company aircraft, the Company allowed employees and their family members to occupy seats that otherwise would have been vacant. This benefit had no incremental cost to the Company as each named executive officer reimbursed the marginal cost to the Company for any such personal use.

Name	Company Matching Contributions under Defined Contribution Plans ($)	Housing Allowances or Mortgage Subsidies ($)	School Subsidies ($)
Patrick Boisvert	59,903	–	45,237
David Flitman	–	120,000	–
Gary Prestia	4,083	31,920	–
Guy Swayne	29,000	41,490	–

(4)
Mr. Boisvert receives his salary and housing allowance in Swiss francs. The Swiss franc amounts were converted into U.S. dollars at an average foreign exchange rate for the 2009 period of $0.91061, for the 2010 period of $0.96159 and for the 2011 period of $1.130936.

(5)
Mr. Swayne entered into an employment agreement effective September 1, 2007 to serve as the Chief Executive Officer of Flagstone Réassurance Suisse S.A. for a period of up to two years.  This agreement concluded effective July 1, 2009 when Mr. Swayne entered into a new employment agreement to assume the position of Chief Underwriting Officer — International for Flagstone Réassurance Suisse S.A. (Bermuda Branch). In fiscal year 2009, Mr. Swayne received performance bonuses of CHF65,000 and $225,000 reflecting his performance for fiscal year 2008. The Swiss franc amounts were converted into U.S. dollars at an average foreign exchange rate for the for the 2009 period of $0.91061.

Grants of Plan-Based Awards Table

The following Grants of Plan-Based Awards Table summarizes all grants made to our named executive officers under any plan during the fiscal 2011 year.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of Stock and Option Awards(2) $
Name	Grant Dates	Minimum #	Target #	Maximum #
David Brown	January 1, 2011	83,000	166,000	249,000	2,091,600
Patrick Boisvert	January 1, 2011	30,000	60,000	90,000	756,000
David Flitman	January 1, 2011	37,500	75,000	112,500	945,000
Gary Prestia	January 1, 2011	37,500	75,000	112,500	945,000
Guy Swayne	January 1, 2011	37,500	75,000	112,500	945,000

(1)
“Minimum” means the minimum number of common shares issuable under the award (factor of 0.5); “target” means the number of common shares issuable if the performance objectives of the award were met in full (factor of one); and “maximum” means maximum number of common shares issuable under the award (factor of 1.5).

(2)
The amounts shown in this column are based on the fair value at time of grant of the PSUs. It assumes the performance objectives of the PSU grant were met at the target (factor of one), which the Company determined to be the probable performance outcome  as of the grant date with respect to the PSUs. The ultimate value of the PSUs is highly dependent on the Company’s diluted return on equity. See “— Long Term Incentive Awards”.  For PSUs granted in 2011 in respect of 2010 performance, the Company currently anticipates the PSUs will be earned at the minimum level, which would result in payment values of: $688,070 for Mr. Brown; $248,700 for Mr. Boisvert; $310,875 for Mr. Flitman; $310,875 for Mr. Prestia; and $310,875 for Mr. Swayne, in each case, based on the closing price per common share of $8.29 at December 31, 2011.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

The following paragraphs summarize the employment-related agreements for our named executive officers, in each case, as of December 31, 2011. The employment agreements for Messrs. Boisvert, Flitman, Prestia and Swayne generally provide that either party may terminate the agreement upon 180 days’ advance written notice to the other party and do not otherwise specify a termination date. The employment agreement for Mr. Brown provides that either party may terminate the agreement upon 365 days’ advanced written notice to the other party and does not otherwise specify a termination date. The employment agreement for each named executive officer provides for a discretionary annual bonus to be paid to each named executive officer. Regardless of any provision in a named executive officer’s employment agreement that specifies that such executive’s annual bonus may not exceed a maximum percentage of such executive’s annual salary, the bonus limit for each named executive officer (other than Mr. Brown, who is not subject to a bonus limit) was increased to 90% of annual salary with effect from January 1, 2011. The employment agreement for Mr. Brown does not limit the amount of his annual bonus.

The employment agreements for each of our named executive officers specify that each named executive officer shall have the right to personal use of the Company aircraft, provided that each named executive officer shall reimburse the marginal cost to the Company for this personal use. This amount does not include fixed costs which do not change based on usage, such as pilot salaries, the lease costs of the Company aircraft, and the cost of maintenance not related to trips on the aircraft.

David Brown.  We have entered into an employment agreement with Mr. Brown, dated October 15, 2006, under which he has agreed to serve as our Chief Executive Officer. Pursuant to this agreement, Mr. Brown was paid an annual salary of $1,000,000 for the year ended December 31, 2011. The agreement further provides that Mr. Brown will receive a housing allowance through a mortgage subsidy, which will lower the effective cost of financing on his Bermuda residence to 3% per annum; however, Mr. Brown did not receive any such subsidy for 2011. The maximum financing to which this applies is an amount equal to five times Mr. Brown’s annual salary as amended from time to time. Mr. Brown and the Company have agreed that his annual salary for the year ending December 31, 2012 will be approximately $1,000,000.

Patrick Boisvert.  We restated the employment agreement with Mr. Boisvert on March 31, 2009, amended on January 1, 2011 to increase Mr. Boisvert’s bonus cap to 90%, under which he has agreed to serve as our Chief Financial Officer. This employment agreement, as amended, replaced the prior agreements dated July 1, 2008 and April 9, 2008 between Flagstone Reinsurance Limited and Mr. Boisvert. Pursuant to the agreement, Mr. Boisvert was paid an annual salary of CHF450,000 for the year ended December 31, 2011.  Mr. Boisvert and the Company have agreed that his annual salary for the year ending December 31, 2012 will be approximately CHF450,000.

David Flitman.  On August 26, 2011, Flagstone Bermuda entered into a new employment agreement with Mr. Flitman pursuant to which he has agreed to serve as Executive Director of Global Property Underwriting.  This employment agreement took effect on September 1, 2011 and replaced and superseded the prior employment agreements with the Company dated August 25, 2008 and restated on March 31, 2009, and January 5, 2006 between Flagstone Reinsurance Limited and Mr. Flitman. Pursuant to the agreement, Mr. Flitman was paid an annual salary of $580,000 for the year ended December 31, 2011. The agreement further provides that Mr. Flitman will receive a housing allowance of up to $120,000 per annum. Mr. Flitman and Flagstone Reassurance Suisse SA have agreed that his annual salary for the year ending December 31, 2012 will be approximately $580,000.

Gary Prestia.  On August 25, 2011, Flagstone Representatives (US), Inc. entered into an employment agreement with Mr. Prestia, pursuant to which he has agreed to serve as its Chief Executive Officer.  This employment agreement took effect on September 1, 2011 and replaced and superseded the prior agreements with the Company dated October 18, 2006 and restated on March 31, 2009, and August 26, 2008 between Flagstone Reinsurance Limited and Mr. Prestia.  Pursuant to the agreement, Mr. Prestia was paid an annual salary of $580,000 for the year ended December 31, 2011. In addition, for the Guaranteed Term (as defined above), Mr. Prestia is entitled to receive minimum compensation (including annual base salary, bonus and the value of stock that vests) in the amount of (i) $1 million per year and (ii) $2.5 million in the aggregate over the two-year period. Mr. Prestia and Flagstone Representatives (US), Inc. have agreed that his annual salary for the year ending December 31, 2012 will be approximately $580,000.

Guy Swayne.  On August 25, 2011, Flagstone Bermuda entered into an employment agreement with Mr. Swayne, pursuant to which he has agreed to serve as Executive Vice President.  This employment agreement took effect on September 1, 2011 and replaced and superseded the prior agreement with the Company dated August 26, 2007 and restated on June 24, 2009. Pursuant to the agreement, Mr. Swayne was paid an annual salary of $580,000 for the year ended December 31, 2011.  In addition, under the agreement, Mr. Swayne is entitled to participate in (i) a contributory pension scheme required by the Bermuda government, with respect to which the contributions will be split evenly between Mr. Swayne and the Company, (ii) a medical insurance scheme approved by the government of Bermuda, the cost of which will be split evenly between Mr. Swayne and the Company and (iii) a pension scheme in accordance with Bermuda statute. The agreement further provides for a mortgage subsidy that will lower the interest rate of the mortgage on Mr. Swayne’s Bermuda residence to three percent per annum (but in no event will such subsidy amount to greater than five times Mr. Swayne’s base salary).  During 2011, Mr. Swayne received a mortgage subsidy of $41,490.  Mr. Swayne and Flagstone Bermuda have agreed that his annual salary for the year ending December 31, 2012 will be approximately $580,000.

PSU Plan

The Compensation Committee determines the size of any plan-based awards granted to our named executive officers.  In 2009, 2010 and 2011, all plan-based awards were granted under the Company’s PSU Plan.

In January 2011, the Compensation Committee awarded PSUs for the 2011-2013 performance period. Under the non-discretionary formula set forth in the PSUs, upon vesting, the executive officers holding PSUs will be entitled to receive a number of common shares of the Company (or the cash equivalent, or a combination of both, in each case at the election of the Compensation Committee) equal to the product of the number of PSUs granted multiplied by a factor. The factor will range between 0.5 and 1.5, depending on the diluted return on equity achieved during the vesting period. The PSUs vest over a period of approximately three years.

To enhance retention, if a participant’s continuous employment terminates prior to the end of the performance period, the Company generally will cancel PSU grants without value at the end of the next performance period.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of securities underlying the Leyton Warrant and the Company’s PSU Plan awards for each named executive officer as of December 31, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable(1) #	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price(2) $	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(4) $
David Brown	N/A	630,194	–	$14.80	Dec 31, 2013	780,793	6,472,774
Patrick Boisvert	N/A	N/A	N/A	N/A	N/A	237,367	1,967,772
David Flitman	N/A	N/A	N/A	N/A	N/A	319,275	2,646,790
Gary Prestia	N/A	N/A	N/A	N/A	N/A	328,695	2,724,882
Guy Swayne	N/A	N/A	N/A	N/A	N/A	394,296	3,268,714

(1)	The amounts shown in this column represent the interests of Mr. Brown in the Leyton Warrant, based upon his contribution to the capital of Leyton Limited. Such interests will vest on December 1, 2013.

(2)	Strike price at expiration date will be $14.80, adjusted for all dividends paid by the Company from the issuance of the Leyton Warrant to its expiration date.

(3)
The number of common shares shown in this column assumes the performance objectives of the PSU grant were met in full (factor of one). The number of common shares issuable in respect of the PSUs could (i) increase to a factor of 1.5 for the 2009 - 2011 series and the 2011-2013 series, and to a factor of 1.4 for the 2010 - 2012 series or (ii) decrease to a factor of 0.5 for the 2009 - 2011 series and the 2011-2013 series, and to a factor of 0.6 for the 2010 - 2012 series, in each case, depending on diluted return on equity. See “— Long Term Incentive Awards”.  As a result of the Company’s performance in 2011, the Company currently expects that all outstanding PSUs will vest at the applicable minimum level, which would result in payment values of: $3,373,997 for Mr. Brown; $1,042,327 for Mr. Boisvert; $1,393,441 for Mr. Flitman; $1,432,487 for Mr. Prestia; and $1,704,407 for Mr. Swayne, in each case, based on the closing price per common share of $8.29 at December 31, 2011.

Set forth in the table below are the vesting dates of all PSU awards that were unvested as of December 31, 2011:

Name	Stock Award Grant Date	Base Number of PSUs That Have Not Vested	Vesting Dates
David Brown	December 8, 2008	273,793	January 1, 2012
	January 1, 2009	175,000	January 1, 2012
	January 1, 2010	166,000	January 1, 2013
	January 1, 2011	166,000	January 1, 2014
Patrick Boisvert	December 8, 2008	44,867	January 1, 2012
	January 1, 2009	50,000	January 1, 2012
	August 20, 2009	12,000	January 1, 2012
	January 1, 2010	58,000	January 1, 2013
	December 10, 2010	12,500	January 1, 2013
	January 1, 2011	60,000	January 1, 2014
David Flitman	December 8, 2008	84,775	January 1, 2012
	January 1, 2009	75,000	January 1, 2012
	January 1, 2010	75,000	January 1, 2013
	December 10, 2010	9,500	January 1, 2013
	January 1, 2011	75,000	January 1, 2014
Gary Prestia	December 8, 2008	94,195	January 1, 2012
	January 1, 2009	75,000	January 1, 2012
	January 1, 2010	75,000	January 1, 2013
	December 10, 2010	9,500	January 1, 2013
	January 1, 2011	75,000	January 1, 2014
Guy Swayne	December 8, 2008	159,796	January 1, 2012
	January 1, 2009	75,000	January 1, 2012
	January 1, 2010	75,000	January 1, 2013
	December 10, 2010	9,500	January 1, 2013
	January 1, 2011	75,000	January 1, 2014

(4)	Based on the closing price per common share of $8.29 at December 31, 2011.

Option Exercises and Stock Vested

The following table sets forth certain information concerning options and restricted stock held by our named executive officers that were exercised or vested in 2011.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $(1)
David Brown(2)	N/A	N/A	410,689	4,653,106
Patrick Boisvert(3)	N/A	N/A	67,300	762,509
David Flitman	N/A	N/A	127,162	1,440,745
Gary Prestia	N/A	N/A	141,292	1,600,838
Guy Swayne(4)	N/A	N/A	239,694	2,715,733

(1)	Based on the closing price per common share of $11.33 on March 1, 2011, the date on which the awards were settled.

(2)
Mr. Brown acts as the settlor of a trust that is the owner of Leyton Limited (“Leyton”), and Leyton is the record holder of the common shares of the Company received upon settlement of these awards. Mr. Brown disclaims beneficial ownership of these shares.

(3)	The shares received in settlement of these awards are held in trust for the benefit of others, and Mr. Boisvert disclaims beneficial ownership of such shares.

(4)	The shares received in settlement of these awards are held in trust for the benefit of others, and Mr. Swayne disclaims beneficial ownership of such shares.

Potential Payments Upon Termination or Change in Control

The following summarizes potential payments payable to our named executive officers upon termination of their employment or a change in control of the Company under their employment agreements as in effect on December 31, 2011 and our PSU Plan.  As a result of Mr. Prestia’s Guaranteed Term (as defined above), certain payments described below may be inapplicable to Mr. Prestia, in which case no payment amounts will be included for Mr. Prestia.

Employment Agreements

The employment agreement of each of our named executive officers entitles him to a severance payment if the Company (or applicable subsidiary) terminates his employment without cause.

As used in these employment agreements, “cause” means:

●	a material breach by the named executive officer of any contract between such executive officer and the Company (or applicable subsidiary);

●
the willful and continued failure or refusal by such executive officer to perform any duties reasonably required by the Company (or applicable subsidiary), after notification by the Company (or applicable subsidiary) of such failure or refusal, and failing to correct such behavior within 20 days of such notification;

●	commission by the executive officer of a criminal offence or other offence of moral turpitude;

●	perpetration by the executive officer of a dishonest act or common law fraud against the Company (or applicable subsidiary) or a client thereof; or

●
the named executive officer’s willful engagement in misconduct which is materially injurious to the Company (or applicable subsidiary), including without limitation the disclosure of any trade secrets, financial models, or computer software to persons outside the Company (or applicable subsidiary) without the consent of the Company (or applicable subsidiary).

Mr. Brown’s employment agreement provides that, in the event he is terminated without cause not following a change in control of the Company, he generally will be entitled to a lump sum cash payment of the greater of: (i) one year’s annual salary and a bonus calculated by averaging the sum of the three most recent bonuses paid to him and (ii) the cash value determined on a mark-to-market basis per the Company’s books and records for the most recently ended quarter, of the PSUs he lost due to termination, pro-rated for the portion of the performance period served under the PSUs. Under this provision, for a termination as of December 31, 2011, the Company would be obligated to pay $2,640,060 to Mr. Brown, following and subject to Mr. Brown’s compliance with a 730 day non-solicitation period (as described below).

If the Company terminates Mr. Brown’s employment without cause following a change in control of the Company, the Company will be obligated immediately to pay Mr. Brown a lump-sum cash payment equal to one year’s annual salary and a bonus calculated by averaging the sum of three most recent bonuses paid to him. Under this provision, for a termination of employment as of December 31, 2011, the Company would be obligated to pay $1,533,750 to Mr. Brown. In addition to such compensation under his employment agreement, under the PSU Plan, Mr. Brown would also be entitled to compensation with respect to his outstanding, unvested PSUs (assuming vesting at the minimum level (factor of 0.5 for the 2009-2011 series and the 2011-2013 series and a factor of 0.6 for the 2010-2012 series)) approximately equal to $3,007,030.  For additional information, see “—PSU Plan—Vesting Upon a Change in Control”.

Mr. Brown’s severance provisions are slightly more generous than those of the other named executive officers and reflect the high opportunity costs he would bear if the Company decided to change its Chief Executive Officer.

In the case of Messrs. Boisvert, Flitman and Swayne, severance payments include a cash payment equal to six months’ salary and a bonus calculated by averaging the sum of the most recent three bonuses paid to each of them.  Under the employment agreements with Messrs. Boisvert, Flitman and Swayne, for a termination of employment by the Company without cause on December 31, 2011, the Company would be obligated to make the following payments, subject to each applicable named executive officer’s compliance with a 545 day non-solicitation period (as described below):  $452,465 to Mr. Boisvert, $590,000 to Mr. Flitman and $590,000 to Mr. Swayne.  In the event of a change in control (other than a hostile change in control, described below), in addition to the compensation described above payable pursuant to our employment agreements with each of our named executive officers (other than Mr. Brown), under the PSU Plan, each such named executive officer would also be entitled to compensation with respect to his outstanding, unvested PSUs (assuming vesting at the minimum level (factor of 0.5 for the 2009-2011 series and the 2011-2013 series and a factor of 0.6 for the 2010-2012 series)) in approximately the following amounts:  Mr. Boisvert: $900,986; Mr. Flitman: $1,219,770; Mr. Prestia: $1,258,816; and Mr. Swayne: $1,530,732.  For additional information, see “—PSU Plan—Vesting Upon a Change in Control”.

Severance payments for each named executive officer under his employment agreement are in addition to the Company’s (or applicable subsidiary’s) obligation to pay such named executive officer’s salary during the requisite notice period.

Each employment agreement includes a covenant by the named executive officer not to solicit employees of the Company (or applicable subsidiary) during a period following notice of termination, and, except for a termination of Mr. Brown without cause following a change in control of the Company, provides for the severance compensation under the employment agreements to be paid in a lump sum only after the officer shall have complied with such non-solicitation requirement (in the reasonable judgment of the Company (or applicable subsidiary)). In the case of Mr. Brown, that period is 730 days. In the case of the other named executive officers, that period is 545 days. Payment terms with respect to the vesting of PSUs held by the named executive officers are described below.

PSU Plan

All of our named executive officers are entitled to benefits under the PSU Plan.  Except for purposes of vesting upon a hostile change in control, the Company has assumed based on probable performance that outstanding PSUs will vest at the minimum level (factor of 0.5 for the 2009-2011 series and the 2011-2013 series and a factor of 0.6 for the 2010-2012 series) for purposes of the values below.

Vesting Upon Death or Disability

In the event that a PSU holder dies or becomes disabled prior to the end of a performance period, the PSU Plan provides that the PSU holder or his beneficiary will be entitled to a cash payment with respect to the number of PSUs that would have vested had the applicable performance criteria been achieved and the PSU holder had remained employed through the end of the performance period. Such cash payment is based on the market price of a common share on the date that the PSU holder becomes entitled to payment.

In the event that the employment of any of our named executive officers was terminated as a result of death or disability on December 31, 2011, based on the number of PSUs held by each named executive officer on such date and assuming that the closing price per share of common stock on the date the applicable named executive officer becomes entitled to payment is $8.29 (the closing price per common share on December 31, 2011), our named executive officers would be entitled to approximately the following payments:  $3,374,001 to Mr. Brown; $1,042,331 to Mr. Boisvert; $1,393,445 to Mr. Flitman; $1,432,491 to Mr. Prestia; and $1,704,407 to Mr. Swayne.

Vesting Upon Retirement

The PSU Plan provides for the vesting of various amounts of PSUs upon a PSU holder’s retirement depending on the PSU holder’s years of service to the Company and its affiliates and the amount of time that has elapsed since the grant of the PSUs.

The PSU Plan provides for the vesting of outstanding unvested PSUs in the event that the applicable PSU holder retires at age 65 or older or the sum of the PSU holder’s age and years of service to the Company and its affiliates is 65 or greater.  However, none of our named executive officers meet these criteria.

In the event that a PSU holder does not meet the criteria described above at the time of his retirement, at such time the PSU holder will receive a cash payment with respect to any outstanding unvested PSUs as follows:  PSUs that were granted less than 24 months earlier would vest with respect to the value of one-ninth of the common shares that would have vested had the performance criteria been achieved and PSUs that were granted more than 24 months earlier would vest with respect to the value of two-ninths of the common shares that would have vested had the performance criteria been achieved.

In the event that the employment of any of our named executive officers was terminated as a result of retirement on December 31, 2011, based on the number of PSUs held by each named executive officer on such date, the respective grant dates thereof and assuming that the closing price per share of common stock on the date the applicable named executive officer becomes entitled to payment is $8.29 (the closing price per common share on December 31, 2011), our named executive officers would be entitled to approximately the following payments:  Mr. Brown:  $581,583; Mr. Boisvert:  $165,033; Mr. Flitman:  $228,413; and Mr. Swayne:  $297,515.

Vesting Upon a Change in Control

Within 24 months following a change in control, and prior to the end of the performance period, the PSU Plan provides for payment in the event of a termination without “cause”, “constructive termination” or “adverse change in the plan”. As used in the PSU Plan:

●
A “change in control” means any person or group, other than the initial subscribers of the Company, becomes the beneficial owner of 50% or more of the Company’s then outstanding shares, or the business of the Company for which the participant’s services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including shares of a subsidiary of the Company).

●	“Cause” has the meaning set forth above under “— Employment Agreements”.

●
A participant who terminates employment at his own initiative may, by prior written notice to the Company, declare the termination to be a “constructive termination’’ if it follows (a) a material decrease in his salary or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. The Company has 30 days to cure the circumstances that would constitute a constructive termination.

●
An ‘‘adverse change in the plan’’ principally includes a termination of the plan, an amendment that materially diminishes the value of PSU grants, or a material diminution of the rights of the holder of the PSU.

In these circumstances, if the Compensation Committee shall have determined, prior to the change in control and based on the most recent performance status reports, that the performance objectives for the particular grant were being met at the date of the determination, the participant shall receive the maximum award for those PSUs, which is a number of common shares equal to (i) 1.5 times the number of his PSUs for the 2009 - 2011 series, (ii) 1.4 times the number of his PSUs for the 2010 - 2012 series and (iii) 1.5 times the number of PSUs for the 2011-2013 series. If the Compensation Committee shall have determined that the performance objectives were not being met, the participant shall receive a portion of the maximum award to be determined by the Compensation Committee at its discretion, but not less than the pro-rated portion of the maximum award based on the number of full months which have elapsed since the date of the PSU grant plus half of the difference between that amount and the maximum award. For all PSU awards to date, the sole performance objective has been stated as a target diluted return on equity of the Company.

If the change in control is hostile, immediately upon any termination of the employment of the participant by the Company without cause (including a “constructive termination”) or upon an “adverse change in the plan”, each participant shall be entitled to receive (a) a number of common shares equal to the maximum award for his unvested PSUs, which is a number of common shares equal to 1.5 times the number of his unvested PSUs for the 2009 - 2011 series, 1.4 times the number of his PSUs for the 2010 - 2012 series and 1.5 times the number of his PSUs for the 2011-2013 series or (b) in the discretion of the Company, the cash value of those shares based on the market price per share at the date of termination.

The maximum number of common shares issuable under these provisions for a termination event as of December 31, 2011 would be approximately 1,154,589 shares to Mr. Brown; 349,000 shares to Mr. Boisvert; 470,463 shares to Mr. Flitman; 484,593 shares to Mr. Prestia; and 582,995 shares to Mr. Swayne. Based on the closing price per common share of $8.29 at December 31, 2011, the value of those shares would be $9,571,543; $2,893,210; $3,900,140; $4,017,272 and $4,833,026, respectively.  The 2009-2011 series of PSUs vested on January 1, 2012 at the minimum level (factor of 0.5), and therefore the amounts listed above do not reflect the amounts our named executive officers will actually receive in respect of their PSUs outstanding at December 31, 2011.

Each of these provisions of the PSU Plan provides for payment only upon a change in control and another triggering event, such as a termination without cause. We believe this “double trigger” requirement maximizes shareholder value because this structure would prevent an unintended windfall to management in the event of a friendly (non-hostile) change in control, while protecting executives during a transaction that may cause them substantial professional uncertainty, so that they can focus on maximizing shareholder value. Under this structure, shareholders would have the ability to sell their common shares since the unvested PSUs would continue to provide incentives for our named executive officers to remain with the Company after the friendly change in control.

If, by contrast, the PSU plan had only a “single trigger”, and a friendly change in control occurred, management’s PSUs would all vest immediately creating a windfall, and the new owner would then likely find it necessary to replace the compensation with fresh unvested compensation in order to retain management. Accordingly, we believe a double trigger is more shareholder-friendly, and thus more appropriate, than a single trigger.

Director Compensation Table

The following table summarizes the fees or other compensation that our directors earned for services as members of the Board or any committee of the Board during 2011.

Name	Fees Earned or Paid in Cash $	Stock Awards(1) $	Total $
Gary Black	39,500	81,000	120,500
Stephen Coley	49,500	83,000	132,500
Thomas Dickson(2)	91,000	41,500	132,500
Stewart Gross(3)	50,500	86,000	136,500
E. Daniel James(4)	56,000	109,000	165,000
Dr. Anthony Knap	73,500	70,000	143,500
Anthony P. Latham	102,500	25,000	127,500
Jan Spiering	69,000	184,000	253,000
Wray T. Thorn	59,000	86,000	145,000
Peter F. Watson	91,500	40,500	132,000

(1)
The amounts shown in this column are based on the dollar amount recognized for financial statement reporting purposes for the 2011 fiscal year in accordance with FASB ASC Topic 718 (Compensation — Stock Compensation). The amounts shown in this column also represent the fair value at time of grant of the Restricted Share Units (“RSUs”) granted to each director during 2011. The aggregate number of RSUs issued to each director during 2011 (all of which remained outstanding as at December 31, 2011 with the exception of the RSUs issued to Mr. Dickson and Mr. Spiering, which were exercised in full prior to such date) was as follows: Mr. Black — 6,428 RSUs; Mr. Coley — 6,587 RSUs; Mr. Dickson — 3,293 RSUs; Mr. Gross — 6,825 RSUs; Mr. James — 8,650 RSUs; Dr. Knap — 5,555 RSUs; Mr. Latham — 1,984 RSUs; Mr. Spiering — 14,603 RSUs; Mr. Thorn — 6,825 RSUs; and Mr. Watson — 3,214 RSUs.

(2)
As noted in “Our Directors”, Thomas Dickson is Chief Executive Officer and Founder of Meetinghouse LLC. The Company authorized the issuance of these RSUs in consideration of Mr. Dickson’s service as a director of the Company. The RSUs were granted in favor of Meetinghouse LLC.

(3)
As noted in “Our Directors”, Stewart Gross is a Managing Director of Lightyear Capital. The Company authorized the issuance of these RSUs in consideration of Mr. Stewart’s service as a director of the Company. The RSUs were granted in favor of Lightyear Capital, LLC. Mr. Gross does not beneficially own these RSUs.

(4)
As noted in “Our Directors”, E. Daniel James is a founding partner and head of North America of Trilantic Capital Partners. As part of his compensation for serving as a director of the Company, Mr. James has received, and it is expected that he will in the future from time to time receive, common shares, RSUs or options to purchase our common shares. Under the terms of Mr. James’ employment with Trilantic Capital Partners, he is required to surrender to Trilantic Capital Partners any compensation (including common shares, RSUs and options) received in his capacity as a director of the Company. Mr. James disclaims beneficial ownership of all RSUs granted to him and all common shares beneficially owned by the Trilantic entities. See ‘‘Security Ownership of Certain Beneficial Owners, Management and Directors’’.

Directors who are not employees of the Company are paid an annual fee of $75,000. The Company pays a minimum of $15,000 of the annual fee in RSUs granted under the RSU Plan. Each RSU will be valued at the market price of the common shares as of January 1 of each fiscal year. Directors receive the remaining portion of the annual fee in cash, or may, at their election, receive RSUs instead of cash for any amount of their annual fee. Some of our directors represent institutions that require them to assign over to the institution any compensation that they receive for serving as directors. The table above includes these amounts.

Each non-employee director receives cash in the amount of $3,500 for each Board or committee meeting attended in person, and $2,000 for each meeting attended by telephone. Each non-employee director receives cash in the amount of $3,000 per year for each committee the director serves upon. In addition, committee chairs (other than the Audit Committee Chair) receive an annual fee of $2,000 for each committee chaired. The Audit Committee Chair receives an annual fee of $100,000. This fee is greater than that received by the other committee chairs due to the substantially greater time and responsibility demands made upon the Audit Committee Chair. In addition, the Chairman receives an annual fee of $25,000.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee comprises five non-executive directors, Messrs. James, Black, Latham, Knap and Thorn, and Mr. Gross serves as Chairman. No member has ever been an officer or employee of the Company or of any of its subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS

Beneficial Ownership of Common Shares by Certain Beneficial Owners

The following table sets forth information as at March 9, 2012 regarding beneficial ownership of common shares and the applicable voting rights attached to such share ownership in accordance with our Articles by each person known by us to beneficially own 5% or more of our outstanding common shares.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Voting Rights
Trilantic entities(1)	10,000,000	14.23%
E. Daniel James(2)	10,000,000	14.23%
Elliott entities(3)	6,312,250	8.98%
Lightyear entities(4)	6,000,000	8.54%
Stewart Gross(5)	6,000,000	8.54%
Neuberger Berman entities(6)	5,657,818	8.05%
Robeco Investment Management, Inc.(7)	5,204,363	7.41%
Donald Smith & Co., Inc.(8)	4,968,011	7.07%
DePrince, Race & Zollo, Inc.(9)	3,725,466	5.30%

Beneficial Ownership of Common Shares by Management

The following table sets forth information as at March 9, 2012 regarding beneficial ownership of common shares and the applicable voting rights attached to such share ownership in accordance with our Articles by:

●	each of our directors;

●	each of our named executive officers; and

●	all of our executive officers and directors as a group.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Restricted Share Units	Percentage of Voting Rights
E. Daniel James(2)	10,000,000	56,721	14.30%
Stewart Gross(5)	6,000,000	14,939	8.56%
David A. Brown(10)	730,074	–	1.04%
Guy Swayne(11)	249,694	–	*
David Flitman	127,162	–	*
Jan Spiering	98,975	3,329	*
Thomas Dickson	69,305	1,501	*
Patrick Boisvert(12)	70,800	–	*
Stephen Coley	–	50,193	*
Gary Prestia(13)	41,792	–	*
Gary Black	–	48,185	*
Dr. Anthony Knap(14)	1,300	44,256	*
Peter F. Watson	–	19,151	*
Wray T. Thorn	–	12,011	*
Anthony P. Latham	–	8,853	*
All directors and executive officers as a group (18 persons) (see notes (2), (5) and (10) through (14)	17,469,461	259,139	25.23%

*	Represents less than 1% of the outstanding common shares.

(1)	The common shares are owned by Trilantic Capital Partners and its affiliates. The address of the Trilantic entities is 399 Park Avenue, New York, NY 10022.

(2)
Represents shares held by Trilantic entities as described in note 1. Mr. James is a founding partner and head of North America of Trilantic Capital Partners, and he disclaims beneficial ownership of all common shares owned by the Trilantic entities.

(3)	The common shares are owned by Elliott Associates, L.P. and its affiliates. The address of the Elliott entities is 712 Fifth Avenue, 36th Floor, New York, NY 10019
(4)
Of the common shares beneficially owned by the Lightyear entities, 5,982,000 are held by Lightyear Fund II (Cayman), L.P., and 18,000 are held by Lightyear Co-Invest Partnership II (Cayman), L.P. As the sole general partner of each of Lightyear Fund II (Cayman), L.P. and Lightyear Co-Invest Partnership II (Cayman), L.P., Lightyear Fund II (Cayman) GP, L.P. may be deemed to have voting and/or investment power over such securities. As the sole general partner of Lightyear Fund II (Cayman) GP, L.P., Lightyear Fund II (Cayman) GP, Ltd. may also be deemed to have voting and/or investment power over such securities. As the sole Class A shareholder of Lightyear Fund II (Cayman) GP, Ltd., Marron & Associates, LLC (‘‘Marron & Associates’’) may also be deemed to have voting and/or investment power over such securities, although the Class A shareholder holds only a 7.69% vote with respect to the voting power over such securities. As the sole member of Marron & Associates, Chestnut Venture Holdings, LLC may also be deemed to have voting and/or investment power over such securities. As the managing member of Chestnut Venture Holdings, LLC, Donald B. Marron may also be deemed to have voting and/ or investment power over such securities. Each of Lightyear Fund II (Cayman) GP, L.P., Lightyear Fund II (Cayman) GP, Ltd., Marron & Associates, Chestnut Venture Holdings, LLC, and Donald B. Marron disclaims beneficial ownership of the common shares held by Lightyear Fund II (Cayman), L.P. and Lightyear Co-Invest Partnership II (Cayman), L.P., except to the extent of its or his pecuniary interest in such common shares. The address of the Lightyear entities and Donald B. Marron is 9 West 57th Street, 31st Floor, New York, New York 10019.

(5)
Represents the shares owned by certain Lightyear entities as described in note 5. Mr. Gross is a Managing Director and member of the Investment Committee of Lightyear Capital, and he disclaims beneficial ownerships of the shares owned by the Lightyear entities.

(6)
On May 4, 2009, Neuberger Berman Group LLC (“NBG”) acquired 4,705,737 common shares previously owned by Lehman Brothers Co-Investment Partners L.P. and Lehman Brothers Co-Investment Associates L.P. Pursuant to investment management agreements, NB Alternatives advisers LLC (“NB Alternatives”) maintains investment and voting power with respect to the securities held by NB Co-Investment Partners L.P. (“NB Partners”) and certain affiliated investment funds. NB Co-Investment Associates L.P. (“NB Associates”) is the general partner of NB Partners and may be deemed to have beneficial ownership of the securities held by NB Partners. NBG controls each of NB Alternatives and NB Associates, and each of them may be deemed to beneficially own such securities. The address of the Neuberger Berman entities is 605 Third Avenue, New York, New York 10158.

(7)	The common shares are owned by Robeco Investment Management, Inc. The address of Robeco Investment Management, Inc. is 909 Third Avenue, New York, NY 10022
(8)	The common shares are owned by Donald Smith & Co., Inc. The address of Donald Smith & Co., Inc. is 152 West 57th Street, New York, NY 10019.
(9)	The common shares are owned by DePrince, Race & Zollo, Inc. The address of DePrince, Race & Zollo, Inc. is 250 Park Avenue South, Suite 250, Winter Park, Florida 32789.
(10)
Mr. Brown acts as the settlor of a trust that is the owner of Leyton Limited (“Leyton”), and Leyton is the record holder of 718,874 common shares of the Company, 80,000 of which were purchased through the Directed Share Program in connection with the initial public offering of common shares of the Company (the “IPO”), 2,435 of which were paid to Leyton from Haverford on November 12, 2008 as a dividend in specie, and 225,750 of which were paid to Leyton from Haverford on June 28, 2010 pursuant to a transaction. Mr. Brown disclaims beneficial ownership of the shares held by Leyton Limited. 11,200 of these shares are owned directly by Mr. Brown.

(11)
Represents 239,694 shares held in trust for the benefit of others, and 10,000 shares owned by Mr. Swayne’s wife. Mr. Swayne disclaims beneficial ownership of the shares held in trust and the shares owned by his wife.

(12)	Represents 67,300 shares held in trust for the benefit of others, and he disclaims beneficial ownership of those shares. 3,500 shares are owned directly by Mr. Boisvert.
(13)	Represents 41,292 shares owned directly by Mr. Prestia. 500 shares are owned by Donna Prestia, Mr. Prestia’s wife, and he disclaims beneficial ownership of those shares.
(14)	Represents shares purchased through the Directed Share Program in connection with the IPO by Philippa Knap, Dr. Knap’s wife, and he disclaims beneficial ownership of shares held by his wife.

CORPORATE GOVERNANCE

The Board of Directors and its Committees

Our Articles provide for a Board of Directors of no fewer than ten and no more than twelve directors. The Board of Directors currently consists of eleven directors. The Board of Directors met a total of 16 times in fiscal 2011 and all incumbent directors attended at least 80% of such meetings and of meetings held by the committees of the Board of Directors of which they were members. The Company expects directors to attend the Annual General Meeting and all of the Company’s then-directors attended the 2011 annual general meeting.

Our Board of Directors is divided into three classes: three Class A directors whose current term will expire at the Annual General Meeting, four Class C directors whose current term will expire at the 2013 annual general meeting of our shareholders, and four Class B directors whose current term will expire at the 2014 annual general meeting of our shareholders. Directors hold office until the next annual general meeting at which the term of that class of directors expires or until they resign or are removed from office in accordance with the Articles of Incorporation (Statuts).

Our Board of Directors has established corporate governance measures in compliance with the requirements of the SEC and the NYSE as well as with applicable provisions of Luxembourg law. These include a set of Corporate Governance Guidelines, Independence Guidelines, and charters for each of the Audit Committee, Compensation Committee and Governance Committee and the Code of Conduct for directors, officers and employees. Our Board of Directors has also adopted a Code of Business Practices for the Company’s principal executive, financial and accounting officers. These documents have been published on the Financial & Investor Information section of the Company’s website, www.flagstonere.com, and will be provided upon written request to the Company’s Corporate Secretary at its registered office address, 65, Avenue de la Gare, 9th Floor, L-1611 Luxembourg, Grand Duchy of Luxembourg.

Our Board of Directors has reviewed the materiality of any relationship that each of the eleven directors of the Company has with the Company either directly or indirectly through another organization. The criteria applied included the director independence requirements set forth in the Company’s Independence Guidelines, the independence requirements of the NYSE with respect to the Company’s Audit Committee, and the audit committee independence rules of the SEC. In conducting this review of the directors’ independence, the Board of Directors considered any managerial, familial, professional, commercial or affiliated relationship between a director and the Company or another director. In particular, the Board of Directors considered the following arrangements of certain directors before determining that each is independent under the NYSE independence requirements and the Company’s Independence Guidelines:

●
Mr. Black, a director of the Company since June 2006, formerly served as Chief Claims Executive and Senior Vice President of One Beacon Insurance Company, a part of the White Mountains Insurance Group.

●	Mr. Coley, a director of the Company since January 2006, is Director Emeritus of McKinsey & Company, a group which previously owned 2.8% of the common stock of the Company.

●
Mr. Thomas Dickson, a director of the Company since December 2005, controls the investment manager of HCP, which previously owned approximately 2.9% of the common stock of the Company. In addition, Mr. Dickson is the Chief Executive Officer of Meetinghouse LLC, which was hired by the Company for various services in connection with its private placement in December 2005, including consulting services.

●	Mr. Gross, a director of the Company since January 2006, is the Managing Director of Lightyear Capital LLC, a group which accounts for approximately 8.54% of the common stock of the Company.

●
Mr. E. Daniel James, a director of the Company since December 2005, is a founding partner and head of North America of Trilantic Capital Partners, which owns 14.23% of the common stock of the Company. Mr. James was also a Managing Director of Lehman Brothers Merchant Banking (“LBMB”) which the Company hired for various investment banking services.

●
Dr. Anthony Knap, Ph.D., a director of the Company since December 2005, is the President and Director and Senior Research Scientist of the Bermuda Institute of Ocean Sciences. The Company has regularly made charitable contributions to Bermuda Institute of Ocean Sciences, a tax-exempt organization.

●
Mr. Anthony P. Latham, a director of the Company since November 2008, is a former member of the Group Executive of RSA Group plc, an international insurance group (“RSA”), where he held a variety of senior executive roles ending December 31, 2007. Mr. Latham is also a director of Ecclesiastical Insurance Group plc and Ecclesiastical Insurance Office plc (together, “Ecclesiastical Insurance”) and chairman of Torus Insurance (U.K.) Limited (“Torus”). For several years, the Company has provided reinsurance support for RSA’s programs and supported the reinsurance program of Ecclesiastical Insurance and Torus.

●
Mr. Spiering, a director of the Company since December 2005, served as the Chairman and Managing Partner of Ernst & Young Bermuda until 2002. The Company has engaged Ernst & Young Bermuda as a consultant and uses Ernst & Young for other projects for the Company.

●
Mr. Thorn, a director of the Company since October 2006, served as a Senior Managing Director at Marathon Asset Management, LLC (“Marathon”) from 2005 until December 31, 2011. Affiliated entities of Marathon previously owned 6% of the common stock of the Company. The Company made investments in a fund managed by Marathon in 2010. Prior to the fiscal year end December 31, 2011, 39,000 RSUs were granted in favor of affiliated entities of Marathon; Mr. Thorn has never beneficially owned such RSUs.

●	Mr. Watson, a director of the Company since September 2007, served as a consultant to and Chief Executive Officer of the Attorney’s Liability Assurance Society (Bermuda) Ltd. until 2008.

Based on this review, the Board of Directors has determined that Messrs. Black, Coley, Dickson, Gross, James, Knap, Latham, Spiering, Thorn and Watson are independent directors. Therefore, the Board of Directors has concluded that the Audit Committee, Compensation Committee and Governance Committee consist only of independent directors, and the Board of Directors consists of a majority of independent directors.

Board of Directors’ Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management, various committees of the Board also have responsibility for risk management.  In particular, the Audit Committee supervises and oversees the review of the financial reporting process and internal audit functions that are designed to provide management and the Audit Committee with assessments of the Company’s risk management processes and internal control systems.  The Underwriting Committee oversees the Company’s underwriting risk management exposure and the Finance Committee oversees the Company’s investment risk management.  In setting compensation, the Compensation Committee strives to implement a compensation structure that rewards performance and discourages risk taking that is inconsistent with the Company’s business strategy.

Leadership Structure

The Chairman of the Board is selected by the Board of Directors from among its members. The Board of Directors has no established policy with respect to combining or separating the offices of Chairman and CEO. This decision is made depending on what is in the Company’s best interests at any given point in time. The Company currently divides the roles of Chairman of the Board of Directors and CEO. E. Daniel James serves as the Chairman while David Brown serves as CEO as well as a director. We believe the separation of the roles of Chairman and CEO enhances the effectiveness of the Chairman and CEO in their separate roles at the present time.

Committees of the Board of Directors

As of December 31, 2011, the standing committees of the Board of Directors and their members are:

Audit Committee	Compensation Committee	Governance Committee	Finance Committee	Underwriting Committee
Jan Spiering*	Stewart Gross*	Stephen Coley*	Wray T. Thorn*	Thomas Dickson*
Stephen Coley	E. Daniel James	Stewart Gross	Stewart Gross	Gary Black
Thomas Dickson	Gary Black	E. Daniel James	E. Daniel James	David Brown
Dr. Anthony Knap	Anthony P. Latham	Jan Spiering	Jan Spiering	Dr. Anthony Knap
Anthony P. Latham	Dr. Anthony Knap	Wray T. Thorn	David Brown	Anthony P. Latham
Peter F. Watson	Wray T. Thorn			Peter F. Watson

*	Chairman

Audit Committee

The Audit Committee has general responsibility for the oversight and surveillance of our accounting, reporting and financial control practices. Among its functions, the Audit Committee:

●
reviews and discusses the audited financial statements with management, reviews the audit plans and findings of the Independent Registered Public Accounting Firm, reviews the audit plans and findings of our internal audit and risk review staff, reviews the results of regulatory examinations and tracks management’s corrective actions plans where necessary;

●	reviews our accounting policies and controls, compliance programs, and significant tax and legal matters;

●	is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Registered Public Accounting Firm;

●	receives and considers reports from internal auditors on risk assessment, work completed against annual audit plan and other areas proposed by the committee;

●	reviews our risk assessment and management processes; and

●	performs other tasks in accordance with the terms of its charter.

The Audit Committee met a total of eight times during fiscal 2011. Mr. Spiering, who is an independent director, is the Chairman of the Audit Committee, and the Board of Directors has designated him as an “audit committee financial expert” as that term is defined in Item 401(k) of Regulation S-K under the Securities Act of 1933, as amended.  As described above, all members of the Audit Committee are independent.

Compensation Committee

The Compensation Committee oversees our compensation and benefit plans, including administration of annual bonus awards and long-term incentive plans and reports their findings and opinions to the Board of Directors. The Compensation Committee also approves the final determination of compensation for the Named Executive Officers, acting on the recommendation of our Chief Executive Officer, Mr. Brown. Mr. Brown does not play a role in determining his bonus. Instead, the Compensation Committee sets his bonus independently. The Compensation Committee met three times during fiscal 2011.

Governance Committee

The Governance Committee of the Board (the “Governance Committee”) has responsibility for identifying individuals qualified to become members of the Board of Directors consistent with the criteria approved by the Board of Directors, recommending director nominees to the Board of Directors, recommending Corporate Governance Guidelines to the Board of Directors and overseeing an evaluation of the Board of Directors and management.  The Governance Committee believes that shareholders are already well-represented on the Board of Directors and therefore has not adopted a specific policy with regard to the consideration of director candidates recommended by shareholders. The Governance Committee met three times during fiscal 2011.

The Board of Directors has accorded to the Governance Committee the responsibility to consider the effectiveness and composition of the Board of Directors, to nominate candidates for election by our shareholders, and to fill vacancies on the Board of Directors that emerge from time to time. The Governance Committee will consider potential nominees to the Board of Directors recommended for election by shareholders. Any such recommendation must be sent to the Corporate Secretary of the Company not less than 120 days prior to the scheduled date of the Annual General Meeting and must set forth for each nominee:

(i)	the name, age, business address and residence address of the nominee;

(ii)	the principal occupation or employment of the nominee;

(iii)	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee; and

(iv)
any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder.

The written notice must also include the following information with regard to the shareholders giving the notice:

(i)	the name and record address of such shareholders;

(ii)	the number of common shares of the Company which are owned beneficially or of record by such shareholders;

(iii)
a description of all arrangements or understandings between such shareholders and each proposed nominee and any other person (including his or her name and address) pursuant to which the nomination(s) are to be made by such shareholders;

(iv)	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

(v)
any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other required filing. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Assuming that the shareholder suggesting a nomination follows the procedure outlined above, the Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. In considering whether to recommend any candidate for inclusion in the Board of Director’s slate of recommended director nominees, including candidates recommended by shareholders, the Governance Committee would expect to apply the same criteria which it applies to its own nominations. These criteria typically include the candidate’s integrity, business acumen, leadership qualities, experience in the reinsurance, insurance and risk-bearing industries and other industries in which the Company may participate, independence, judgment, mindset, vision, record of accomplishment, ability to work with others and potential conflicts of interest. The Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Accordingly, the Governance Committee will consider the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors and any other factors it deems appropriate, including, among other things, diversity.  The Governance Committee views diversity broadly encompassing differing viewpoints, professional experience, industry background, education, geographical orientation, professional interests and particular skill sets, as well as race, gender, and ethnicity.

Underwriting Committee

The Underwriting Committee of the Board (the “Underwriting Committee”) oversees the Company’s underwriting policies and approves any exceptions thereto. Among its functions, the Underwriting Committee:

●	reviews aggregate underwritten exposures;

●
reviews performance targets, including loss ratio targets, combined ratio targets, return on equity targets or other measurement devices employed by the Company to monitor its underwriting performance;

●	reviews projected potential aggregate losses in excess of amounts the Committee shall determine and revise from time to time; and

●	advises the Audit Committee and Board of Directors regarding loss reserves.

The Underwriting Committee met a total of three times during fiscal 2011.

Finance Committee

Among its functions, the Finance Committee of the Board (the “Finance Committee”):

●	reviews matters relating to liabilities, hedging practices, and other aspects of the Company’s financial affairs beyond asset management;

●	formulates the Company’s investment policy; and

●	oversees all of the Company’s significant investing activities.

The Finance Committee met a total of eight times during fiscal 2011.

AUDIT COMMITTEE REPORT

The Audit Committee met a total of eight times during fiscal 2011 and discussed amongst other things the Company’s quarterly results. The Audit Committee also discussed with Deloitte & Touche Ltd. (Bermuda) and Deloitte Audit S.à r.l (Luxembourg) the overall scope and plans for their audits and the results of such audits. At the end of each meeting the auditor was given the opportunity to meet with the Audit Committee members without the presence of management. The Audit Committee conducted an annual self-assessment on November 17, 2011, in accordance with the terms of its charter.

The Audit Committee has reviewed and discussed the Company’s system of internal controls over financial reporting. The Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for such fiscal year. The recommendation was based on the Audit Committee’s (i) review of the audited financial statements, (ii) its discussion with management regarding the audited financial statements, (iii) its receipt of written disclosures and the letter from Deloitte & Touche Ltd. (Bermuda) required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche Ltd. (Bermuda)’s communications with the Audit Committee concerning independence, (iv) its discussions with Deloitte & Touche Ltd. (Bermuda) regarding its independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61, Deloitte & Touche Ltd. (Bermuda)’s communications with respect to their audit and (v) other matters the Audit Committee deemed relevant and appropriate.

Audit Committee

Jan Spiering, Chairman
Stephen Coley
Thomas Dickson
Dr. Anthony Knap
Anthony P. Latham
Peter F. Watson

SIGNIFICANT BOARD PRACTICES

Executive Session

At the majority of physical meetings of the Board of Directors, there is an executive session during which Mr. Brown, our Chief Executive Officer, is excused. In 2011, there were four such sessions. The non-management members of the Board of Directors are at liberty to raise such issues as they deem necessary. The executive session is chaired by Mr. E. Daniel James.

Advance Materials

Information and related materials necessary to provide the directors with an understanding of the topics to be discussed at the Board and committee meetings are, where practicable, circulated in advance of each meeting. The directors are given sufficient time to allow careful review of the Board materials.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% shareholders to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC.

Based solely on a review of such reports furnished to the Company, the Company believes that, with respect to fiscal year 2011, all such filing requirements were met, except (a) Frédéric Traimond was late filing one Form 4 with respect to one transaction, (b) Brent Slade was late filing one Form 4 with respect to two transactions, (c) David Flitman was late filing one Form 4 with respect to one transaction, (d) Venkateswara Rao Mandava was late filing one Form 4 with respect to two transactions, and (e) Jan Spiering was late filing one Form 4 with respect to one transaction.

SHAREHOLDER PROPOSALS

General

Proposals for Inclusion in the Proxy Statement. Shareholder Proposals for 2013 annual general meeting of shareholders must be received in writing by the Corporate Secretary of the Company no later than November 27, 2012, and must comply with the requirements of the SEC in order to be considered for inclusion in our Proxy Statement and proxy card relating to the 2013 annual general meeting. Such proposals should be directed to the attention of the Corporate Secretary, Flagstone Reinsurance Holding, S.A., 65, Avenue de la Gare, 9th Floor, L-1611 Luxembourg, Grand Duchy of Luxembourg.

Proposals not Included in the Proxy Statement.  Under Luxembourg law, any shareholders holding in the aggregate not less than ten percent (10%) of the issued and outstanding paid up share capital of the Company may present proper proposals for inclusion in the agenda of the 2012 annual general meeting up until five days before that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Flagstone Reinsurance Holding, S.A., 65, Avenue de la Gare, 9th Floor, L-1611 Luxembourg, Grand Duchy of Luxembourg.

If a shareholder proposal is not submitted to the Corporate Secretary in a timely manner or is otherwise introduced at the 2013 annual general meeting of shareholders without any discussion of the proposal in our Proxy Statement, and the shareholder does not notify us on or before February 10, 2013 as required by SEC Rule 14a-4(c)(1) of the intent to raise such proposal at the annual general meeting, then proxies received by us for the 2013 annual general meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the address specified in the paragraph above.

Shareholder Nominees for Director Election at the 2013 annual general meeting

Any shareholders holding in the aggregate not less than ten percent (10%) of the issued and outstanding paid up share capital of the Company may deliver a written notice of nomination to the registered office of the Company, no later than five days after notice or public disclosure of the date of such annual general meeting is given or made available to the shareholders.

ADDITIONAL INFORMATION

The Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 included in the 2011 Annual Report, and the Luxembourg Statutory Accounts will be presented at the Annual General Meeting. The Consolidated Management Report of the Board of Directors, the Authorized Statutory Auditor’s Report and the Luxembourg Statutory Accounts will be available for inspection at the Company’s registered office at least 15 days prior to the Annual General Meeting and at the Annual General Meeting.

As of the date of this Proxy Statement we have no knowledge of any business, other than described herein and customary procedural matters, which will be presented for consideration at the Annual General Meeting. In the event that any other business is properly presented at the Annual General Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote in accordance with their judgment on such business.

Shareholder Communications with the Board of Directors

Shareholders or any interested party desiring to contact the Board of Directors, any committee of the Board of Directors or the non-management directors as a group, should address such communication to Corporate Secretary, Flagstone Reinsurance Holdings, S.A., 65, Avenue de la Gare, 9th Floor, L-1611 Luxembourg, Grand Duchy of Luxembourg, with a request to forward the communication to the intended recipient.

Corporate Documentation

The Company will furnish, without charge, to any shareholder a copy of all documents that it files with the SEC as well as the charter of any of the Company’s committee of the Board of Directors. All such documents are available at www.flagstonere.com or may be obtained upon written request to the Corporate Secretary, Flagstone Reinsurance Holdings, S.A., 65, Avenue de la Gare, 9th Floor, L-1611 Luxembourg, Grand Duchy of Luxembourg.

Inspector of Election

The Bank of New York, whose principal executive office is located at 1 Wall Street, New York, NY 10004, has been appointed as Inspector of Election for the Annual General Meeting. Representatives of The Bank of New York will attend the Annual General Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and determine the results of the vote.

HOUSEHOLDING

In order to reduce printing costs, mailing costs and fees, the Company adopted a procedure called “householding,” which the SEC has approved. Under this procedure, if you are a beneficial owner holding your shares in street name and if you share an address with another shareholder, you may receive a single copy of the notice of Internet availability of proxy materials and, if applicable, the Proxy Materials, unless you have provided contrary instructions. This procedure reduces the Company’s printing costs, mailing costs and fees. If you wish to receive a separate copy of the notice of Internet availability of proxy materials and, if applicable, this Proxy Statement and the 2011 Annual Report now, please request the additional copy by contacting Broadridge, either by calling at 1-800-579-1639, by sending an e-mail at sendmaterial@proxyvote.com or on the Internet at www.proxyvote.com. A separate set of Proxy Materials will be sent promptly following receipt of your request.

All shareholders also may write to us at the address below to request a separate copy of these materials:

Flagstone Reinsurance Holdings, S.A.
Attn: Company Secretary
65, Avenue de la Gare, 9th Floor
L-1611 Luxembourg
Grand Duchy of Luxembourg

Exhibit B

To the Shareholders of
Flagstone Reinsurance Holdings, S.A.
65, Avenue de la Gare
L-1611 Luxembourg
Grand Duchy of Luxembourg
RCS Luxembourg number: B153214

CONSOLIDATED MANAGEMENT REPORT OF THE BOARD OF DIRECTORS
FOR THE YEAR ENDED DECEMBER 31, 2011

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has pleasure in presenting its consolidated management report together with the consolidated financial statements and annual accounts as at and for the year ended 31 December 2011. For the purposes of this Report, “Company” means Flagstone Reinsurance Holdings, S.A. and “Group” or “Flagstone” means the Company and its subsidiary undertakings. As permitted by Luxembourg law, the Directors have elected to prepare a consolidated management report covering both the Company and the Group.

The consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are complemented by the additional disclosures that the Luxembourg Ministry of Justice has requested in order for the consolidated financial statements to be fit for filing in Luxembourg. The annual accounts have been prepared in accordance with the accounting principles generally accepted in Luxembourg.

Principal activities and business review

On October 24, 2011, we announced a strategic decision to divest our ownership positions in our Lloyd’s and Island Heritage reporting segments in order to refocus our underwriting strategy on our property catastrophe reinsurance business and reduce our focus on reporting segments that  absorb capital and produce lower returns. Except as explicitly described as held for sale or as discontinued operations, and unless otherwise noted, all discussions and amounts presented herein relate to our continuing operations. See Note 3 “Discontinued Operations” in our consolidated financial statements for additional information related to discontinued operations. Comparative figures presented for the prior year have been reclassified to conform to this new presentation.

In addition to the progress on rebalancing the portfolio, we are also making significant progress on the divestiture of our Lloyd’s and Island Heritage businesses with a short-list of qualified purchasers in discussions for them. As previously announced, the Company expects that these divestitures will lower our gross written premium by approximately $300 million per annum, with minimal impact on expected return on equity, as well as produce significant expense savings through reduced infrastructure and the consequent requirement for operational support.

2011 was the worst year on record for industry losses resulting from international catastrophes, and as a global reinsurer with a historical focus on international business, our results reflected this unprecedented number of significant events. We have now put 2011 behind us and expect that our realigned underwriting focus and our steps to streamline our operating platform will allow us to return to producing quality underwriting results. We also continue to work closely with our clients and brokers and we are pleased with our book of business at the January 1 renewal period.  We offer over $1 billion of underwriting capital, and our rating agency capital adequacy measures continue to be in excess of our normal operating buffer and expect them to increase further as a result of our divestitures, making us a key and valued trading partner for our clients.

To better align the Company’s operating and reporting structure with its current strategy, as a result of the strategic decision to divest of our Lloyd’s and Island Heritage operating segments noted above, we revised our reportable segments. Management views the operations and management of the company’s continuing operations as one operating segment and does not differentiate its lines of business into separate reporting segments. We provide reinsurance primarily through our property and property catastrophe business as well as short-tail specialty and casualty reinsurance lines of business.  We diversify our risks across business lines by risk zones, each of which combines a geographic zone with one or more types of peril (for example, Texas Windstorm, Florida Hurricane or California Earthquake). The majority of our reinsurance contracts contain loss limitation provisions such as fixed monetary limits to our exposure and per event caps. We specialize in underwriting where we believe sufficient data exists to analyze effectively the risk/return profile, and where we are subject to legal systems we believe are reasonably fair and reliable. Previously, the underwriting results associated with our discontinued operations were included in our Lloyd’s and Island Heritage segments.

The various components of our continuing operating model, including offices in Luxembourg, Luxembourg; Hamilton, Bermuda; and Martigny, Switzerland, are integrated through our use of advanced technology. Flagstone Réassurance Suisse, SA (“Flagstone Suisse”) is based in Martigny in the canton of Valais, Switzerland. Our investment and treasury operations are centrally managed in Luxembourg, which is the location of Flagstone Reinsurance Holdings, S.A., our holding company. Through this office, we are in a position to closely follow and respond effectively to the changing needs of the various European insurance markets. Flagstone Suisse is licensed by the Swiss Financial Market Supervisory Authority, or FINMA, in Switzerland. Flagstone Suisse is also licensed as a permit company registered in Bermuda and is registered as a Class 4 insurer under the Bermuda Insurance Act and complements our Swiss based underwriters with a separately staffed Bermuda underwriting platform. Our research and development efforts and part of our catastrophe modeling and risk analysis team, and part of finance and accounting are based in Hyderābād, India. Our computer data center is in our Halifax, Canada office, where we also run support services such as accounting, claims, application support, administration, risk modeling, proprietary systems development and high performance computing. The result is an operating platform which provides significant efficiencies in our operations and access to a large and highly qualified staff at a relatively low cost.

Our financial statements are prepared in accordance with U.S. GAAP and our fiscal year ends on December 31.  Since a substantial portion of the reinsurance we write provides protection from damages relating to natural and man-made catastrophes, our results depend to a large extent on the frequency and severity of such catastrophic events, and the specific insurance coverages we offer to clients affected by these events.  This has resulted and may continue to result in volatility in our results of operations, cash flows, and financial condition.  In addition, the amount of premiums written with respect to any particular line of business may vary from quarter to quarter and year to year as a result available capital and retrocessional support and market and other conditions.

We believe one of our key performance indicators is long term growth in diluted book value per share plus accumulated distributions measured over intervals of three years, which we believe is the most appropriate measure of the performance of the Company, a measure that focuses on the return provided to the Company’s shareholders. Diluted book value per share is obtained by dividing Flagstone shareholders’ equity by the number of common shares and common share equivalents outstanding including all potentially dilutive securities such as a warrant, Performance Share Units (“PSUs”) and Restricted Share Units (“RSUs”).

Our continuing operations derive revenues primarily from net premiums earned on the reinsurance and insurance policies we write, net of any retrocessional or reinsurance coverage purchased, income from our investment portfolio, and fees for services provided.  Premiums are generally a function of the number and type of contracts we write, as well as prevailing market prices. Premiums are normally due in installments and earned over the contract term, which ordinarily is 12 or 24 months.

Income from our investment portfolio is primarily comprised of interest on fixed maturity, short term investments and cash and cash equivalents, and net realized and unrealized gains (losses) on our investment portfolio including our derivative positions, net of investment expenses.

Our expenses consist primarily of the following types: loss and loss adjustment expenses (“LAE”) incurred on the policies of reinsurance and insurance that we sell; acquisition costs which typically represent a percentage of the premiums that we write; general and administrative expenses which primarily consist of salaries, benefits and related costs, including costs associated with awards under our Performance Share Unit Plan (“PSU Plan”) and Restricted Share Unit Plan (“RSU Plan”), and other general operating expenses; interest expense related to our debt obligations; and noncontrolling interest, which represents the interest of external parties with respect to the net income of Mont Fort, our Island Heritage discontinued operations.  We are also subject to taxes in certain jurisdictions in which we operate; however, since the majority of our income to date has been earned in Bermuda, where we are exempt from income tax, the tax impact on our operations has historically been minimal. The Company has become a Luxembourg tax resident entity due to the Redomestication and it will therefore be subject to Luxembourg corporate income tax, municipal business tax, withholding tax, and net wealth tax.  The Company minimizes its income tax impact through effective tax planning.

Unprecedented catastrophe activity throughout 2011 resulted in a significant net underwriting loss for the year. If we are unable to adequately price future risks related to catastrophes, or if industry or market conditions do not continue to improve in the near term, we may be unable to operate our business profitably or maintain our stock price at historical levels.  Our future results of operations depends in part upon our ability to adequately price future risks and to adapt to changing market and industry conditions, and there can be no assurance that we will be successful in this regard.

We had a net loss from continuing operations of $301.7 million in 2011. In 2010, we had net income from continuing operations of $83.8 million.  This trend reflects unprecedented catastrophic events and difficult business conditions we and the industry were impacted by during this period.  Including the loss from discontinued operations of $21.7 million, our results for 2011 were a net loss attributable to Flagstone of $326.1 million, compared with net income attributable to Flagstone of $97.1 million in 2010.  Our 2011 net loss attributable to Flagstone is reflected in our 2011 loss ratio and combined ratio of 118.4% and 153.6%, respectively.  Ratios that are above 100% mean that we pay out more in claims and expenses than we earned in premiums.  As of December 31, 2011, our loss and loss adjustment expense reserves from continuing operations were $897.4 million compared to $583.3 million at December 31, 2010.  This increase in our loss and loss adjustment expense reserves reflects our estimate of losses incurred up to December 31, 2011, and represents our expectation of the ultimate settlement and administration of costs of the claims incurred.  Because of the significant amount of time that can lapse between our assumption of risk, the occurrence of a loss event, the reporting of the loss event to the primary company, cedent and/or reinsurer and the ultimate payment of a claim, our ultimate liability will likely be different from our estimate and could be materially greater.  We also had $473.0 million and $353.8 million of liabilities associated with our discontinued operations held for sale at December 31, 2011 and 2010, respectively.  In addition, we believe one of our key performance indicators is growth in diluted book value per common share plus accumulated distributions, which was $11.62 as of December 31, 2011, a 27.7% decrease from December 31, 2010.

On March 20, 2011, Moody’s Investors Service placed the financial strength rating of the Company and its principal subsidiary, Flagstone Suisse, under review. On July 29, 2011, Moody’s Investor Services indicated that they have decided to extend their review for possible downgrade in order to continue to evaluate the steps taken by the Company to reduce risk and the extent of further planned changes.  On April 12, 2011, A.M. Best Co. re-affirmed the A- financial strength rating of Flagstone Suisse and revised its outlook to negative. On October 24, 2011, A.M. Best Co. commented that the Company’s financial strength rating of A- (Excellent) is unchanged following the restructuring announcement and also noted that the outlook for the Company’s financial strength rating remains negative.  On December 19, 2011, Moody’s Investor Services confirmed Flagstone Suisse’s financial strength rating of A3 and confirmed that the outlook is negative. On March 31, 2011, Fitch Ratings re-affirmed the A- insurer financial strength of Flagstone Suisse and revised its outlook to negative. On March 1, 2012, Fitch Ratings placed the financial strength ratings of the Company and its subsidiaries on rating watch negative following Fitch’s normal periodic review.  Fitch noted that the Company suffered a high level of underwriting losses in 2011 that led to a steep decline in shareholders equity (30%) that was significantly greater than comparably rated peers.  Fitch’s concern was further heightened by the Company’s modest size which presents the possibility that further capital erosion could compromise the Company’s competitive viability.  Fitch anticipates resolving the rating watch in the second half of 2012 when the outcome of steps that the Company has taken, or is expected to take in the near term, to improve its financial profile and operating performance, will become more evident. Upon resolution of the rating watch, Fitch’s expectation is that the Company’s ratings will either be downgraded one notch or affirmed at their current levels.

As of the date of this Consolidated Management Report, Flagstone Suisse reinsurance contracts provide the client with the option to cancel if our financial strength rating is downgraded below A- by A.M. Best Co. or  special termination if our financial strength rating is downgraded below A3 by Moody’s Investor Services.  Resolution of the negative outlook by each of these ratings agencies is dependent on our ability to generate a sustainable level of profitability, reduce our dependence on retrocessional support, bring our risk appetite in line with our available capital, continuation of our expense reduction initiatives and, most importantly, improving our overall financial flexibility. We are working to successfully address each of these items.  A downgrade or sustained negative outlook by any rating organization could result in a significant reduction in the number of reinsurance contracts we write and in a substantial loss of business as our customers, and brokers that place such business, move to other competitors with higher financial strength ratings, as well as resulting in negative consequences for our results of operations, cash flows, competitive position and business prospects.  Although we regularly provide financial and other information to rating agencies to both maintain and enhance existing financial strength ratings, we cannot assure that our financial strength ratings will not remain on negative outlook or be downgraded in the future by any of these agencies.

The insurance and reinsurance industries have historically been cyclical businesses with intense competition, often based on price.  If we or the market generally are unable to return to a more favorable premium environment, or if industry or market conditions do not otherwise improve in the near term, we may not be able to continue our business at historical levels of profitability.

We seek to maintain a prudent amount of capital for our business and maintain our overall financial flexibility. When assessing our financial position and potential capital needs, we consider, among other things, the low investment returns environment, our recent and potential net exposure to losses associated with catastrophic events, the amount of and changes in our reserves, underwriting opportunities and market conditions. We may decide to raise additional capital in the future to continue and/or invest in our existing businesses or write new business, although any such decision will be dependent on then-existing market and other conditions.

Critical Accounting Estimates

It is important to understand our accounting policies in order to understand our financial position and results of operations. Our consolidated financial statements contain certain amounts that are inherently subjective in nature and have required management to make assumptions and best estimates to determine the reported values.  If events or other factors cause actual events or results to differ materially from management’s underlying assumptions or estimates, there could be a material adverse effect on our results of operations, financial condition and liquidity.

The following are the accounting estimates that, in management’s judgment, are critical due to the judgments, assumptions and uncertainties underlying the application of those policies and the potential for results to differ from management’s assumptions.

Loss and Loss Adjustment Expense Reserves

Because a significant amount of time can lapse between the assumption of a risk, the occurrence of a loss event, the reporting of the event to an insurance company (the primary company or the cedent), the subsequent reporting to the reinsurance company (the reinsurer) and the ultimate payment of the claim by the reinsurer, our liability for loss reserves is based largely upon estimates. We believe that the most significant accounting judgment we make is our estimate of loss reserves.

Because of our relatively short operating history, our loss experience is limited and reliable evidence of changes in trends of numbers of claims incurred, average settlement amounts, numbers of claims outstanding and average losses per claim could take years to develop. A significant portion of our business is property catastrophe reinsurance and other classes of reinsurance with high attachment points of coverage. Attachment points refer to the dollar amount of loss above which excess of loss reinsurance coverage is triggered. Reserving for losses in such programs is inherently complicated in that losses in excess of the attachment level of our policies are characterized by high severity and low frequency. In addition, as a broker market reinsurer, we must rely on loss information reported to such brokers by primary insurers who must estimate their own losses at the policy level, often based on incomplete and changing information. If we underestimate our loss reserves, so that they are inadequate to cover our ultimate liability for losses, the underestimation could materially adversely affect our financial condition and results of operations.

Premiums and Acquisition Costs

We recognize premiums as revenue ratably over the terms of the related contracts and policies. Our gross premiums written are based on policy and contract terms and include estimates based on information received from both insured and ceding companies. The information received is typically in the form of bordereaux, broker notifications and/or discussions with ceding companies or their brokers. This information can be received on a monthly, quarterly or transactional basis and normally includes estimates of gross premiums written (including adjustment premiums and reinstatement premiums), net premiums earned, acquisition costs and ceding commissions. Adjustment premiums are premiums due to either party when the contract’s subject premium is adjusted at expiration and is recorded in subsequent periods.  Reinstatement premiums are premiums charged for the restoration of a reinsurance limit of an excess of loss contract to its full amount after payment of losses as a result of an occurrence.

Investments

In accordance with the Financial Instruments Topic of the FASB ASC, we elect the fair value option for all fixed maturity and short-term investments, equity investments (excluding investments accounted for under the equity method of accounting), investment funds, and catastrophe bonds. We also apply the Fair Value Measurements and Disclosures Topic of the FASB ASC.

We elected to use the fair value option because we focus on the total return of our portfolio. Any movement in unrealized gains and losses is recorded within net realized and unrealized gains (losses) within the consolidated statements of operations and comprehensive income (loss).

Share Based Compensation

Our shareholder approved PSU Plan is the primary long-term executive incentive scheme. Pursuant to the terms of the PSU Plan, at the discretion of the Compensation Committee of the Board of Directors, PSUs may be granted to executive officers and certain other key employees. The current series of PSUs vests over a period of approximately two or three years and vesting is contingent upon the Group meeting certain diluted return-on-equity (“DROE”) goals and service period. Future series of PSUs may be granted with different terms and measures of performance.

We estimate the fair value of PSUs granted under the PSU Plan on the date of grant using the closing price of our common shares on the grant date and the most probable DROE outcome and record the compensation expense in our consolidated statement of operations over the course of each two-year or three-year performance period.

Results of Operations

The following is a discussion and analysis of our results of operations for the year ended December 31, 2011.

Summary Overview

We incurred $326.1 million of net loss in 2011, compared to a net income of $97.1 million and of $242.2 million in 2010 and 2009, respectively. As highlighted in the tables below, the two most significant items impacting our 2011 financial performance compared to 2010 include: (1) A decrease in underwriting income due to significant catastrophe losses (net of reinsurance and reinstatements) in the year 2011 compared to 2010; and (2) a significant decrease in 2011 in net realized and unrealized gains (losses) - investments primarily due to the higher impact of widening credit spreads and lower portfolio duration during the year relating to our fixed maturity investments.  The main loss events (net of reinsurance and reinstatements) in the year ended December 31, 2011 which caused the decrease are:

●	Australian floods ($30.3 million);

●	Cyclone Yasi ($33.3 million);

●	Melbourne floods ($23.8 million);

●	New Zealand earthquake in February 2011 ($156.8 million);

●	Japan earthquake and tsunami ($100.1 million);

●	U.S. tornadoes ($32.2 million);

●	New Zealand earthquake in June 2011 ($20.5 million);

●	Hurricane Irene ($10.9 million);

●	Danish cloudburst ($16.5 million); and

●	Thailand floods ($12.8 million).

Underwriting Results by Segment

Management views the operations and management of the company’s continuing operations as one operating segment and does not differentiate its lines of business into separate reporting segments. We provide reinsurance primarily through our property and property catastrophe business as well as high-margin short-tail specialty and casualty reinsurance lines of business.  We regularly review our financial results and assess performance on the basis of our single reporting segment.

Those lines of business are more fully described as follows:

●
Property Catastrophe Reinsurance. Property catastrophe reinsurance contracts are typically “all risk” in nature, meaning that they protect against losses from earthquakes and hurricanes, as well as other natural and man-made catastrophes such as tornados, wind, fires, winter storms, and floods (where the contract specifically provides for coverage).  Losses on these contracts typically stem from direct property damage and business interruption. To date, property catastrophe reinsurance has been our most important product.  We write property catastrophe reinsurance primarily on an excess of loss basis.  In the event of a loss, most contracts of this type require us to cover a subsequent event and generally provide for a premium to reinstate the coverage under the contract, which is referred to as a “reinstatement premium”.  These contracts typically cover only specific regions or geographical areas, but may be on a worldwide basis.

●
Property Reinsurance. We also provide reinsurance on a pro rata share basis and per risk excess of loss basis. Per risk reinsurance protects insurance companies on their primary insurance risks on a single risk basis, for example, covering a single large building.  Generally, our property per risk and pro rata business is written with loss limitation provisions, such as per occurrence or per event caps, which serve to limit exposure to catastrophic events.

●
Short-tail Specialty and Casualty Reinsurance. We also provide short-tail specialty and casualty reinsurance for risks such as aviation, energy, accident and health, satellite, marine and workers’ compensation catastrophe.  Generally, our short-tail specialty and casualty reinsurance is written with loss limitation provisions.

Below is a summary of the underwriting results and ratios for the years ended December 31, 2011 and 2010:

	For the years ended December 31,
	2011	2010	$ Change	% Change

Property catastrophe reinsurance	$430,781	$474,501	$(43,720)	(9.2)%
Property reinsurance	177,485	175,830	1,655	0.9%
Short tail specialty and casualty reinsurance	181,431	169,203	12,228	7.2%
Gross premiums written	789,697	819,534	(29,837)	(3.6)%
Premiums ceded	(231,265)	(150,805)	(80,460)	53.4%
Net premiums written	558,432	668,729	(110,297)	(16.5)%
Net premiums earned	571,478	657,103	(85,625)	(13.0)%
Other related income	1,421	3,185	(1,764)	(55.4)%
Loss and loss adjustment expenses	(676,535)	(409,847)	(266,688)	65.1%
Acquisition costs	(115,325)	(112,014)	(3,311)	3.0%
General and administrative expenses	(85,817)	(134,496)	48,679	(36.2)%
Underwriting (loss) income	$(304,778)	$3,931	$(308,709)	NM (1)

Loss ratio	118.4%	62.4%
Acquisition cost ratio	20.2%	17.0%
General and administrative expense ratio	15.0%	20.5%
Combined ratio	153.6%	99.9%

(1)  NM - not meaningful.

●
The decrease in net underwriting results is primarily related to incurred losses on more significant catastrophic events in 2011, as noted in the loss ratio discussion below, as compared to 2010, as well as an increase of $108.5 million in earned ceded premiums related to the purchase of additional reinsurance protection in 2011 to reduce our net exposure to catastrophic events and reinstatement premiums incurred on our ceded reinsurance due to the loss activity in 2011.

●	Premiums ceded were 29.3% of gross reinsurance premiums written compared to 18.4% for the same period in 2010.

●
The increase in loss ratio is primarily due to more significant losses from catastrophic events in the current period, including net incurred losses related to the Australian floods ($31.0 million), cyclone Yasi ($33.7 million), the Melbourne floods ($23.8 million), the New Zealand earthquake of February 2011 ($144.0 million), the Japan earthquake and tsunami ($108.5 million), the New Zealand earthquake of June 2011 ($20.5 million), the U.S. tornadoes ($43.3 million) hurricane Irene ($11.8 million), the Danish cloudburst ($19.1 million) and the Thailand floods ($14.9 million), as compared to the same period in 2010, which included losses related to the Chile earthquake ($64.0 million), the Deepwater Horizon oil rig ($27.5 million) the New Zealand earthquake of September 2010 ($74.2 million), the Queensland floods ($10.0 million), and a number of events impacting an Australia aggregate cover ($25.0 million). Losses are net of retrocession but excluding reinstatement premiums.  The Deepwater Horizon loss in 2010 was driven by an ILW loss of $25.0 million, approximately 91.0% of which is attributable to Mont Fort.  While such loss expenses are consolidated within our results, they do not impact Flagstone’s net income as they are attributable to the noncontrolling interest.  The loss (net of recoveries and reinstatement premiums) to Flagstone from the Deepwater Horizon rig was $4.4 million.

●
The decrease in general and administrative expenses is primarily the result of our focus, implemented during 2010, on lowering and rationalizing costs and expenses, including the disposal of corporate aircraft. General and administrative expenses for 2010, included charges of $15.0 million related to our decision to sell corporate aircraft ($13.6 million of asset impairment charges and $1.4 million loss on sale).  In addition, as a result of the net loss incurred in 2011, staff compensation accrual and performance based compensation expectations have been adjusted downward.

Investment Results

Our investment portfolio is structured to preserve capital and provide us with a high level of liquidity and is managed to produce a total return.  In assessing returns under this approach, we include investment income and realized and unrealized gains and losses generated by the investment portfolio.

The total return on our investment portfolio, excluding noncontrolling interests in the investment portfolio, comprises investment income and realized and unrealized gains and losses on investments for the year ended 2011 and 2010 was 0.7% and 4.2%, respectively.

Interest Expense

Interest expense consists of interest due on outstanding debt securities and the amortization of debt offering expenses and was $11.7 million and $10.4 million for the years ended December 31, 2011 and December 31, 2010. The increase in interest expense was due to higher LIBOR rates during the year.

Foreign Exchange

For the year ended December 31, 2011 and 2010, we experienced net foreign exchange losses of $4.5 million and gains of $0.9 million, respectively, on the net monetary asset and liability balances denominated in foreign currencies which generally strengthened against the U.S. dollar, during the year.

Income Tax Expense

We have subsidiaries that operate in various other jurisdictions around the world that are subject to tax in the jurisdictions in which they operate. The significant jurisdictions in which our subsidiaries are subject to tax are South Africa, Canada, India, Switzerland, U.S. Virgin Islands (“USVI”), United Kingdom, and the U.S.  However since the majority of our income to date has been earned in Bermuda where we are exempt from income tax, the impact of income taxes to date has been minimal.

During the year ended December 31, 2011 and 2010, income tax recovery (provision) was $0.1 million and $(2.1) million, respectively, and is primarily attributable to lower taxable income in jurisdictions around the world that are subject to tax.

Non-controlling Interest

The portions of Mont Fort’s net income and shareholders’ equity is attributable to the preferred shareholders and Island Heritage’s net income and shareholders’ equity attributable to minority shareholders is recorded as noncontrolling interest.  Effective March 25, 2011, upon the final redemption of Mont Fort preferred shares, there is no longer a noncontrolling interest in Mont Fort.

In relation to Mont Fort, we recorded (losses) income attributable to non-controlling interest of $(0.6) million and $10.5 million for the years ended December 31, 2011 and 2010, respectively.

We recorded loss attributable to non-controlling interest of $2.1 million and $1.9 million for Island Heritage for the years ended December 31, 2011 and 2010.

Comprehensive Income (Loss)

For the year ended December 31, 2011 and 2010, comprehensive income included ($323.4) million and $88.4 million of net income, respectively, ($6.8) million and $0.6 million for the change in the currency translation adjustment, and $0.4 million and $0.2 million for the change in the defined benefit pension plan obligation.

Employees

The average number of employees for 2011 and 2010 were 456 and 252, respectively.  We believe that our relations with our employees are satisfactory.

Acquisition of own shares

During 2011, the conversion of performance share units and restricted share units increased the common voting shares by 1,359,378 and 222,176, respectively.

As of December 31, 2011, the Group held 14,297,117 shares in the Company at a cost of $160,447,904.

During 2011 and 2010, 1,553,773 shares and 1,550,480 shares of the Group, respectively, which were held by the Group were released by it for stock compensation purposes.

During the 2010 financial year, the Group carried out the following transactions in the Company’s own shares:

On March 11, 2010, the Company entered into a private purchase agreement to repurchase 2,984,146 common shares pursuant to its buyback program at a total cost of $33.6 million.

On May 12, 2010, the Company announced that its Board had approved an increase in its share buyback program allowing the Company to purchase, from time to time, subject to market conditions, share price and other factors, its outstanding common shares up to a value of $50.0 million.

On May 21, 2010, in connection with the resignation of Mr. Byrne as Executive Chairman of the Company’s Board, the Company entered into a General Release and Settlement Agreement for the repurchase of 2,000,000 common shares from Limestone Business Limited, a company controlled and capitalized by Mr. Byrne.  These shares were repurchased pursuant to the Company’s buyback program on May 25, 2010, at a total cost of $24.0 million.

During the third quarter of 2010, the Company repurchased 1,420,960 common shares pursuant to its buyback program at a total cost of $14.8 million. Of the common shares repurchased, 900,000 common shares were purchased on August 20, 2010, under a private purchase agreement for the employee share compensation plans (PSU Plan and Restricted Share Unit Plan (“RSU Plan”)), while the remaining 520,960 common shares were purchased on the open market.  As of December 31, 2011, authority to repurchase up to $11.2 million of common shares remained available under the buyback program.

On December 14, 2010, pursuant to the Purchase Agreement between Flagstone (Bermuda) Holdings, Mr. Byrne, and certain companies associated with Mr. Byrne, Flagstone (Bermuda) Holdings purchased 8,005,024 shares of Flagstone from such companies in connection with the retirement of Mr. Byrne as a member of the Board at a total cost of $91.9 million.

As of December 31, 2010, the Group held 15,889,170 shares in the Company at a cost of $178,717,582.

Losses of Corporate Capital

The Directors are not required to take any action under Article 100 of the Luxembourg law on commercial companies of 1915, as amended (“Company Law”), dealing with losses of corporate capital.

Allocation of results and reserves

Under Luxembourg law, when a company acquires its own shares and holds them in treasury and those shares are reflected as an asset on the company’s or one of its subsidiaries’ balance sheet, a non-distributable reserve of a corresponding amount must be created.

Luxembourg law also requires a company to allocate at least five percent (5%) of its net profits, if any, to a legal reserve; provided, however that this allocation shall cease to be required under Luxembourg law when the reserve attains ten percent (10%) of the share capital of the Company but shall again be required if the reserve amount falls below this threshold. As the Company made a net loss for the years ended December 31, 2011 and 2010, there is no requirement to make such allocation.

The shareholders of the Company will accordingly be asked to approve the allocation of the Company’s results and distributable reserves as follows:

●
an allocation to the Company’s share premium account from a non-distributable reserve of an amount equal to $41,925,000 which is the amount required to reflect the change in the value of the shares of the Company that are held in treasury by the Company and its subsidiaries for the year ended December 31, 2011;

●	an allocation of the loss as reflected in the annual accounts of the Company to results brought forward.

Approval of interim dividends

Pursuant to Luxembourg law, the declaration of interim dividends by the Board of Directors must be subject to a subsequent approval of shareholders at the following general meeting of shareholders. The shareholders of the Company will accordingly be asked to approve each of the declared interim dividends described the approval of the interim dividends declared since the Company’s last general meeting of shareholders held on May 13, 2011, which comprise three interim dividends of $0.04 per share declared on August 11 2011, November 18, 2011 and March 8, 2011.

Important events occurring after December 31, 2011

The Group has evaluated subsequent events through to the date the consolidated financial statements and annual accounts were available to be issued and has determined that there were no subsequent events that require disclosure.

Research and Development activities

The Group had no activities in the field of research and development.

Existence of branches of the Company

The Company does not have any branches. Certain companies within the Group have branches to facilitate their activities in certain jurisdictions.

Future development

Our management views the Group as being organized into one reportable segment:  Reinsurance.

The following is the outlook for 2012.

During the fourth quarter and at the January 1, 2012 renewal, North American rates ended up approximately 10-15%, averaging high single digits for loss-free regions and up 15% to 40% for loss-affected programs.  Market capacity was pulled back a bit and therefore the market was volatile and fragmented with a handful of accounts needing to be re-priced at the last moment and a decent amount of shortfall covers also being placed late in the process.  This renewal did not see the same over-placement that has become the norm of the January 1 renewal season and it seemed that programs were just getting placed.  There is already early discussion for mid-year renewals and early indications point to more capacity being required across the market and for Florida in particular.  With RMS V11 now fully implemented it is anticipated there will be more demand for capacity for wind exposures generally.  Furthermore, Florida will likely require even more new capacity as well with the TICL and LAC coming back into the market with $1.2 billion of capacity and also Citizens of Florida looking to buy up to $500 million more.  These factors should combine to put pressure on capacity and it is anticipated there will be further moderate price increases barring any further losses.

The International market saw European rates up 5% on average, which although a positive trend, was disappointing given the level of International loss activity for 2011.  The market seemed to mostly ignore the new European RMS V11 and therefore certain programs were actually down on a risk-adjusted basis.  Loss affected areas such as Australia showed significant increases of 50% - 100% which was to be expected given the recent experience in the region.

Regarding the specialty lines, there were expectations of hardening in the marine business but we were disappointed in the way the market responded and rates failed to materially increase. Furthermore, aviation pricing continued to be inadequate given the risk and exposure however it provides minor profitability due to a lack of loss activity. One bright spot was the aerospace and satellite market which showed positive signs after an active loss year in 2011. Looking forward, April is the next significant renewal for the International property market and is dominated by Japan. Early indications are that capacity will be tight and therefore wind rates should be increasing up to 10% and earthquake rates should move up in a similar fashion to last year with large increases given the experience of 2011.

In addition to the progress on rebalancing the portfolio, the Company is also making significant progress on the divestiture of its Lloyd’s and Island Heritage businesses with a short-list of qualified purchasers in discussions for them. As previously announced, the Company expects that these divestitures will lower our gross written premium by approximately $300 million per annum, with minimal impact on expected return on equity, as well as produce significant expense savings through reduced infrastructure and the consequent requirement for operational support.

Financial Risk Management Objectives

We measure and manage market risks and other risks as part of an enterprise-wide risk management process.  The market risks described in this section relate to financial instruments, primarily in our investment portfolio, that are sensitive to changes in interest rates, credit risk premiums or spreads, foreign exchange rates and equity prices.

We are exposed principally to four types of market risk: interest rate risk, equity price risk, credit risk and foreign currency risk.

Interest Rate Risk

Our primary market risk exposure is to changes in interest rates. Fluctuations in interest rates have a direct impact on the market valuation of our fixed maturity portfolio.  As interest rates rise, the market value of our fixed maturity portfolio falls there is a risk that cash outflows will have to be funded by selling assets, which will be trading at depreciated values.  As interest rates decline, the market value of our fixed maturity portfolio increases and we have reinvestment risk since funds reinvested may earn less than is necessary to match anticipated liabilities.  We expect to manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity which can be tailored to the anticipated cash outflow characteristics of our reinsurance liabilities.  In addition, from time-to-time, we may enter into interest rate swap contracts as protection against unexpected shifts in interest rates, which would affect the fair value of the fixed maturity portfolio.  By using swaps in the portfolio, the overall duration or interest rate sensitivity of the portfolio can be altered.

As at December 31, 2011, the impact on our fixed maturity securities and cash and cash equivalents from an immediate 100 basis point increase in market interest rates would have resulted in an estimated decrease in market value of 1.7%, or approximately $22.9 million. As at December 31, 2011, the impact on our fixed maturity investments and cash and cash equivalents from an immediate 100 basis point decrease in market interest rates would have resulted in an estimated increase in market value of 1.6%, or approximately $21.7 million. As at December 31, 2010, the impact on our fixed maturity investments and cash and cash equivalents, from an immediate 100 basis point increase in market interest rates would have resulted in an estimated decrease in market value of 1.9%, or approximately $31.9 million. As at December 31, 2010, the impact on our fixed maturity investments and cash and cash equivalents, from an immediate 100 basis point decrease in market interest rates would have resulted in an estimated increase in market value of 1.8%, or approximately $28.8 million.

We use interest rate futures to manage the duration and the interest rate risk of our investment portfolio.  As at December 31, 2011, the total exposure of the interest rate futures contracts held was $0.4 billion and these positions had a fair value of $(4.8) million.  The interest rate futures contracts held were for three month exposure to U.S. and Euro interest rates, and we held short positions which reduced the duration of our portfolio. As at December 31, 2011, the impact of these futures on our fixed maturity securities and cash and cash equivalents was a reduction of duration by 0.3 years. The impact from an immediate 100 basis point increase in market interest rates would have resulted in an estimated increase in market value of the interest rate futures contracts by approximately $4.3 million. The impact from an immediate 100 basis point decrease in market interest rates would have resulted in an estimated decrease in market value of the interest rate futures contracts by approximately $3.8 million.

As at December 31, 2011, we held $232.8 million, or 20.3%, of our fixed maturity portfolio in asset-backed and mortgage-backed securities. As at December 31, 2010, we held $306.9 million, or 21.0%, of our fixed maturity portfolio in asset-backed and mortgage-backed securities. We did not hold any sub-prime securities at December 31, 2011 or 2010.  These assets are exposed to prepayment risk, which occurs when holders of underlying loans increase the frequency with which they prepay the outstanding principal before the maturity date and refinance at a lower interest rate cost.  The adverse impact of prepayment is more evident in a declining interest rate environment.  As a result, we would also be exposed to reinvestment risk, as cash flows received by us could be accelerated and would be reinvested at the prevailing interest rates.

Equity Price Risk

We gain exposure to the equity, commodities and real estate markets through the use of various equity and index-linked futures. The total of such exposure as at December 31, 2011 and 2010 were $7.8 million and $166.3 million, respectively. The fair value of these positions as at December 31, 2011 and 2010 amounted to $(0.1) million and $4.8 million, respectively, and was recorded in equity investments and other assets and other liabilities.  For the years ended December 31, 2011 and 2010, we recorded in net realized and unrealized losses of $9.7 million and net realized and unrealized gains of $16.9 million, respectively, in net realized and unrealized (losses) gains - investments.

Credit Risk

We have exposure to credit risk primarily as a holder of fixed maturity securities.  Our risk management strategy and investment guidelines have been defined to ensure we invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to particular ratings categories and any one issuer. As at December 31, 2011, our fixed maturity investments consisted of investment grade securities with an average rating of AA+.  We believe this high-quality portfolio reduces our exposure to credit risk on fixed income investments to an acceptable level.  We have included credit rating information with respect to our investment portfolio because it enhances the reader’s understanding of its composition and consistency with our investment philosophy.

To a lesser extent, we also have credit risk exposure as a party to over-the-counter derivative instruments. These derivative instruments include foreign currency forward contracts, currency swaps, total return swaps, and reinsurance derivatives. To mitigate this risk, we monitor our exposure by counterparty and ensure that counterparties to these contracts are large international banks or counterparties.

In addition, we have exposure to credit risk as it relates to our insurance and reinsurance balances receivable.  Premium balances receivable from our clients at December 31, 2011 and 2010, were $249.4 million and $235.7 million, respectively, including balances both currently due and accrued.  We believe that credit risk exposure related to these balances is mitigated by several factors, including but not limited to credit checks performed as part of the underwriting process, monitoring of aged receivable balances, our right to cancel the cover for non-payment of premiums, and our right to offset premiums yet to be paid against losses due to the cedent.  Since our inception in October 2005, we have recorded $3.6 million in bad debt expenses related to our insurance and reinsurance balances receivable.

We purchase retrocessional reinsurance and require our reinsurers to have adequate financial strength or collateralize their exposures.  We evaluate the financial condition of our reinsurers and monitor our concentration of credit risk on an ongoing basis.

In addition, consistent with industry practice, we assume a degree of credit risk associated with reinsurance and insurance brokers.  We frequently pay amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts to the ceding insurers that have reinsured a portion of their liabilities with us. In some jurisdictions, if a broker fails to make such a payment, we may remain liable to the ceding insurer for the deficiency.  Conversely, in certain jurisdictions, when the ceding insurer pays premiums to reinsurance brokers for payment to us, these premiums are considered to have been paid and the ceding insurer will no longer be liable to us for those amounts, regardless of whether we have received the premiums.

For risk management purposes, we use catastrophe bonds to manage our reinsurance risk and treat the catastrophe risks related to Catastrophe bonds as part of our underwriting risks. Catastrophe bonds are selected by our reinsurance underwriters however they are held in our investment portfolio as floating rate bonds for performance purposes.

Foreign Currency Risk

We use foreign currency forward contracts and currency swaps to manage currency exposure.  The net notional exposure of foreign currency forward contracts in U.S. dollars as at December 31, 2011 and 2010, were $705.1 million and $854.2 million, respectively and these contracts had a fair value of $7.0 million and $(5.2) million, respectively. The change results from allocation changes to our non-U.S. dollar strategy, which we hedge back to U.S. dollars.  For the years ended December 31, 2011 and 2010, we recorded net realized and unrealized gains of $6.2 million and net realized and unrealized losses of $1.9 million, respectively, on foreign currency forward contracts.

Premiums, Reserves, and Claims

The U.S. dollar is our principal reporting currency and the functional currencies of our operating subsidiaries are generally their national currencies, except for our Bermuda branch, Cayman Islands, Luxembourg, Gibraltar, FSML subsidiaries and Flagstone Suisse, each of whose functional currency is the U.S. dollar.  We enter into reinsurance contracts where the premiums receivable and losses payable are denominated in currencies other than the U.S. dollar.  When we incur a loss in a non-U.S. dollar currency, we carry the liability on our books in the original currency.  As a result, we have an exposure to foreign currency risk resulting from fluctuations in exchange rates between the time premiums are collected and the time claims are paid.

With respect to loss reserves denominated in non-U.S. dollar currencies, our policy is to hedge the majority our non-U.S. dollar foreign currency exposure with derivative instruments such as currency swaps and foreign currency forward contracts.

Investments

A significant portion of the securities held in our investment portfolios are measured in U.S. dollars.  Within our fixed maturities portfolio, a large portion is invested in non-U.S. dollar currencies, which are hedged to U.S. dollars.   At the time of purchase, each investment is identified as either a hedged investment, to be maintained with an appropriate currency hedge to U.S. dollars or an unhedged investment, one not to be maintained with a hedge.  Generally, fixed income investments will be hedged, listed equity investments may or may not be hedged, and other investments such as investment funds which may or may not be hedged.

Financing

Certain subsidiaries of ours have a functional currency other than the U.S. dollar. Our practice is to hedge the net investment in those subsidiaries and designate foreign currency forward contracts as hedging instruments. The contractual amount of these contracts as at December 31, 2011 and 2010 was $51.6 million and $43.2 million, respectively, and the contracts had a fair value of $(0.5) million and $(0.5) million, respectively. During the years ended December 31, 2011 and 2010, we recorded net realized and unrealized gains of $4.0 million and net realized and unrealized losses of $0.2 million, respectively, directly into comprehensive income as part of the cumulative translation adjustment for the effective portion of the hedge.

We entered into a currency swap agreement to hedge the Euro-denominated deferrable interest debentures recorded as long term debt.  Under the terms of the foreign currency swap, we exchanged €13.0 million for $17.8 million, and will receive Euribor plus 354 basis points and pay LIBOR plus 419 basis points.   The swap expires on September 15, 2013 and had a fair value of $(1.0) million as at December 31, 2011.  This agreement replaces an earlier currency swap agreement, which expired on September 15, 2011.

Foreign currency exchange contracts will not eliminate fluctuations in the value of our assets and liabilities denominated in foreign currencies but rather allow us to establish a rate of exchange for a future point in time.  Of our business written in the years ended December 31, 2011 and 2010, approximately 40.2% and 33.7%, respectively, was written in currencies other than the U.S. dollar.  For the year ended December 31, 2011, we had net foreign exchange losses of $4.5 million compared to gains of $0.9 million for the same period in 2010.

We do not hedge currencies for which our asset or liability exposures are not material or where we are unable or it is impractical to do so.  In such cases, we are exposed to foreign currency risk.  However, we do not believe that the foreign currency risks corresponding to these unhedged positions are material.

Group’s Internal Control and Risk Management Systems – Consolidated Financial Statements

Disclosure Controls and Procedures

As of the end of the period covered by this report, our management has performed an evaluation pursuant to Rule 13a-15(b) under the Securities Exchange Act of 1934 (the “Exchange Act”), with the participation of our Chief Executive Officer and Chief Financial Officer, of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act, as amended).  Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow for timely decisions regarding required disclosures.  Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2011 and 2010, our company’s disclosure controls and procedures were effective.

Internal Control Over Financial Reporting

The Group’s internal control over financial reporting is a process designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the Company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f) and 15d-15(f). Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Internal control over financial reporting includes those policies and procedures that:

(i)	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Group;

(ii)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statement in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance authorizations of management and directors; and

(iii)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on the financial statements.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2011 and 2010, based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on this evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2011 and 2010.

Our management, including the Chief Executive Officer and the Chief Financial Officer, does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all error and all fraud. The Group’s internal control over financial reporting was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles and to reflect management’s judgments and estimates concerning effects of events and transactions that are accounted for or disclosed. Because of the inherent limitations in all control systems, no evaluation of controls can provide an absolute assurance that all control issues and instances of fraud, if any, within our Group have been detected.

There were no changes in our internal control over financial reporting during our fiscal year of 2010 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Proposal

We propose that the shareholders approve the consolidated financial statements and the annual accounts as of and for the financial year ended December 31, and that the shareholders approve the discharge of all of the current and past directors and officers of the Company in respect to liability arising from the performance of their respective mandates for the fiscal year 2011.

By order of the Board of Directors,

David A. Brown
Chief Executive Officer

March    , 2012

Cautionary Statement Regarding Forward-Looking Statements.

This Consolidated Management Report of the Board of Directors, including the documents we incorporate by reference, contains, and the Company may from time to time make, written or oral “ forward-looking statements “ within the meaning of the U.S. Federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from such statements. In particular, statements using words such as “may”, “should”,  “estimate”, “expect”, “anticipate”, “intend”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results to differ include, but are not necessarily limited to: the ongoing impact on our business of our net loss in 2011 and our inability to return to profitability in a timely manner, if at all; the failure to reach an agreement on and consummate the divestitures on acceptable terms, and the timing of any divestiture; the amount of costs, fees, expenses and charges related to the divestitures and realignment initiatives described in this Consolidated Management Report of the Board of Directors; the possibility that the benefits anticipated from the divestitures and realignment initiatives described in this Consolidated Management Report of the Board of Directors will not be fully realized, or the timing thereof; the failure to successfully implement the Company’s business strategy despite the completion of the divestitures and realignment initiatives described in this Consolidated Management Report of the Board of Directors; cancellation of our reinsurance contracts by cedents, market conditions affecting our common share price; the possibility that pricing changes in our industry may make it difficult or impossible for us to effectively compete or produce attractive returns; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the insurance and reinsurance business; the levels of new and renewal business achieved and the premium environment; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the impact of our financial strength ratings and the consequences to our business of our sustained negative outlook or any downgrade; our ability to raise capital on favorable terms, or at all; the estimates reported by cedents and brokers on pro-rata contracts and certain excess of loss contracts in which the deposit premium is not specified; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, and our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; our exposure to many different counterparties in the financial service industry, and the related credit risk of counterparty default; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our need for financial flexibility to maintain our current level of business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply and premium dynamics in our markets relating to growing capital levels in the insurance and reinsurance industries; the investment environment, declining demand due to increased retentions by cedents and other factors; our ability to continue to implement our expense reduction initiatives; the impact of Eurozone instability and terrorist activities on the economy; and rating agency policies and practices particularly related to the duration a company may remain on negative outlook without further rating action.

These and other events that could cause actual results to differ are discussed in more detail in Item 1A, “Risk Factors” and Item 7,   “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and from time to time in our filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. Federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which are subject to significant uncertainties and speak only as of the date on which they are made.

Exhibit D

Section 52 of the Company’s Amended and Restated Articles of Incorporation is hereby amended as follows:

“The Company shall be managed by the Board which shall be composed of no less than ~~ten (10)~~five (5) Directors or such number in excess thereof up to a maximum of twelve (12) Directors as the Holders may from time to time determine, who shall be elected, except as in case of vacancy, by the Holders, holding the votes cast in person or by proxy for a resolution approving such Director, in accordance with and subject to the limitations in these Articles. Except in the case of casual vacancy, Directors shall be elected at the Annual General Meeting, or at any General Meeting called for that purpose.”

D-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. FLAGSTONE REINSURANCE HOLDINGS S.A. 65 Avenue de la Gare, 9th Floor L-1611, Luxembourg R.C.S. Luxembourg B153.214
20250 FOLD AND DETACH HERE  Ordinary Business 1. To elect three Class A directors to hold office until the 2015 annual general meeting of shareholders or until they resign or are removed from office in accordance with the Articles of Incorporation (Statuts).  Please mark your votes as indicated in this example ELECTION OF DIRECTORS WITHHOLD FOR ALL WITHHOLD FOR ALL *EXCEPTIONS 01 Stewart Gross 02 E. Daniel James 03 Anthony Latham  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions  FOR AGAINST ABSTAIN  2. To elect certain individuals as Designated Company Directors of certain of the Company’s non-U.S. subsidiaries.  3. To approve the appointment of Deloitte & Touche Ltd. (Bermuda) to serve as the Company’s Independent Registered Public Accounting Firm (the “Independent Auditor”) for fiscal year 2012 and until our 2013 annual general meeting of shareholders and to refer the determination of the auditors’ remuneration to the Board of Directors.
FOR AGAINST ABSTAIN 4. To approve, as required by Luxembourg law, the appointment of Deloitte S.A. (Luxembourg) to serve as the Company’s réviseur d’entreprises agréé (the “Authorized Statutory Auditor”) for the fiscal year 2012 and until our 2013 annual general meeting of shareholders.
5. To approve, as required by Luxembourg law, the consolidated financial statements of the Company prepared in accordance with U.S. GAAP and the annual accounts of the Company prepared in accordance with Luxembourg GAAP, in each case as at and for the year ended December 31, 2011 (together, the “Luxembourg Statutory Accounts”). 6. To approve, as required by Luxembourg law, the Consolidated Management Report of the Board of Directors on the business of the Company in relation to the year ended December 31, 2011 and the Authorized Statutory Auditor’s Reports on the Luxembourg Statutory Accounts as at and for the year ended December 31, 2011.
FOR AGAINST ABSTAIN 7. To allocate, as required by Luxembourg law, the Company’s results and part of its distributable reserves. 8. To grant a discharge to each of the current and past directors and officers of the Company in respect to the performance of their mandates during the year ended December 31, 2011. 9. To approve, as required by Luxembourg law, all interim dividends declared since the Company’s last annual general meeting of shareholders. Special Business 10. To approve amendments to the Articles of Incorporation (Statuts) to reduce the minimum number of required directors on the Board of Directors. Will Attend Meeting YES
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. NOTE: By signing this proxy card, you confirm that you have read and considered the accompanying proxy statement.  Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date Please mark your votes as indicated in this example

You can now access your Flagstone Reinsurance Holdings S.A. account online. Access your Flagstone Reinsurance Holdings S.A. account online via Investor ServiceDirect® (ISD). The transfer agent for Flagstone Reinsurance Holdings S.A. now makes it easy and convenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/
equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 18, 2012. The Notice of Annual General Meeting, the Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://ir.flagstonere.com/phoenix.zhtml?c=205986&p=proxy
FOLD AND DETACH HERE FLAGSTONE REINSURANCE HOLDINGS S.A. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS OF FLAGSTONE REINSURANCE HOLDINGS S.A. The undersigned hereby revoking all proxies granted, appoints E. DANIEL JAMES and DAVID A. BROWN, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual General Meeting of Shareholders of Flagstone Reinsurance Holdings S.A. on May 18, 2012 and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR PROPOSAL 6, FOR PROPOSAL 7, FOR PROPOSAL 8, FOR PROPOSAL 9 AND FOR PROPOSAL 10. WHETHER OR NOT DIRECTION IS MADE, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF SHAREHOLDERS. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 20250